UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FORTIVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        Preliminary Copies

2017

Notice of Annual Meeting

of Shareholders

and Proxy Statement

FORTIVE CORPORATION

6920 Seaway Blvd

Everett, WA 98203

Notice of 2017 Annual Meeting of Shareholders

When: June 6, 2017 at 3:00 p.m., local time. Where: Fortive Corporation, Headquarters, 6920 Seaway Blvd, Everett, WA 98203	Items of Business: (6) Measures to review as listed below	Who Can Vote: Shareholders of Fortive’s common stock at the close of business on April 10, 2017.

Attending the Meeting:

Shareholders who wish to attend the meeting in person should review the instructions set forth in the attached proxy statement under “Annual Meeting Admission.”

Date of Mailing:

The date of mailing of this Proxy Statement or Notice of Internet Availability is on or about April 19, 2017.

Items of Business:

1. To elect Ms. Kate Mitchell and Mr. Israel Ruiz to serve as Class I Directors, each for a three-year term expiring at the 2020 annual meeting and until their successors are elected and qualified.

2. To ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2017.

3. To approve on an advisory basis Fortive’s named executive officer compensation.

4. To hold an advisory vote relating to the frequency of future shareholder advisory votes on Fortive’s named executive officer compensation.

5. To approve an amendment to Fortive’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors to provide for the annual election of directors.

6. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 6, 2017:

The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and the Annual Report are available at: http://www.proxyvote.com.

By Order of the Board of Directors,

PETER C. UNDERWOOD

Secretary

April 19, 2017

2017 Annual Meeting of Shareholders

Notice of Annual Meeting and Proxy Statement

2017 Proxy Statement	i

Proposal 4—Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	73

Proposal 5—Approval of an Amendment to Fortive’s Amended and Restated Certificate of Incorporation to Declassify The Board to Provide for the Annual Election of Directors	74

Other Matters	75

Section 16(a) Beneficial Ownership Reporting Compliance	75

Website Disclosure	75

Shareholder Proposals for Next Year’s Annual Meeting	76

Appendix A	A-1

ii	2017 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at our 2017 Annual Meeting, below is summary information regarding the meeting contained elsewhere in this Proxy Statement. The following description is only a summary. For more information about these topics, please review the complete Proxy Statement.

2017 Annual Meeting of Shareholders

Date and time:	June 6, 2017, 3:00 p.m. local time
Place:	Fortive Corporation, Headquarters, 6920 Seaway Blvd, Everett, WA 98203
Record date:	April 10, 2017
Voting:	Shareholders of Fortive’s common stock at the close of business on April 10, 2017 are entitled to one vote per share of common stock on each matter to be voted upon at the 2017 Annual Meeting of Shareholders (“Annual Meeting”).
Admission:	Shareholders who wish to attend the meeting in person should review the instructions set forth below under “Annual Meeting Admission” on page 5

Separation and Company Overview

On July 2, 2016, we separated from Danaher Corporation (the “Separation”), creating a new market-leading, independent, publicly traded S&P 500 company, enhancing shareholder value, creating new capital deployment opportunities, and heightening strategic focus.

Today we are a diversified industrial growth company encompassing businesses that are recognized leaders in attractive markets. With 2016 revenues of $6.2 billion, our well-known brands hold leading positions in field solutions, transportation technology, sensing, product realization, automation and specialty, and franchise distribution markets. We are headquartered in Everett, Washington and employ a team of more than 24,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 40 countries around the world.

Items of Business

PROPOSAL	VOTE REQUIRED	BOARD RECOMMENDATION
Proposal 1: Election of Class I Directors (page 11)	For each Class I Director nominee, majority of votes cast.	FOR each nominee
Proposal 2: Ratification of the appointment of the independent registered public accounting firm (page 26)	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR
Proposal 3: Approval on an advisory basis of Fortive’s named executive officer compensation (page 73)	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR
Proposal 4: Selection on an advisory basis of future frequency of the shareholder advisory votes on Fortive’s named executive officer compensation (page 74)	Option receiving the most number of votes cast.	EVERY ONE YEAR
Proposal 5: Declassification of the Board of Directors to provide for annual election of directors. (page 75)	Affirmative vote of at least 80 percent of the shares entitled to vote generally as of the record date.	FOR

2017 Proxy Statement	1

Proxy Statement Summary

Corporate Governance Highlights

Our Board of Directors recognizes that enhancing and protecting long-term value for our shareholders require a robust framework of corporate governance that serves the best interests of all our shareholders.

In connection with our Board’s dedication to strong corporate governance, our Board has approved the following corporate governance matters following the Separation:

Recent Governance Action

•	Proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Amended and Restated Bylaws.

•	Subject to approval by the shareholders of Proposal 5, declassification of the Board of Directors to provide for the annual election of directors after a sunset period. The classified board structure was approved by our former parent prior to the Separation and prior to the appointment of any of our current directors. Following the Separation, our current Board of Directors approved, at the recommendation of our Nominating and Governance Committee, the declassification of the Board subject to the legally required approval of the shareholders.

•	Recommendation to the shareholders pursuant to Proposal 4 to hold a say-on-pay advisory vote every year.

•	Increased the stock ownership requirements for non-CEO executive officers to a multiple of three times base salary and maintained the stock ownership requirements for CEO and directors as a multiple of five times base salary and annual cash retainer, respectively.

•	Implemented director orientation and continuing education programs for directors.

Following are additional highlights of our corporate governance framework:

•	Our Chairman and CEO positions are separate, with an independent Chairman.

•	We maintain a majority vote requirement for the election of directors in uncontested elections.

•	All members of our Audit, Compensation, and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable Securities and Exchange Commission (“SEC”) rules.

•	We have no shareholder rights plan.

•	Our corporate governance guidelines limit the number of boards of other public companies on which our directors may serve to four.

•	We maintain a related person transaction policy with oversight by the Nominating and Governance Committee.

•	All members of the Audit Committee are audit committee financial experts.

2	2017 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

Executive Compensation Highlights

Overview of Executive Compensation Program

Our executive compensation program consists of four core elements, listed in order of significance, with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.

ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES
Long-Term Incentive Compensation	• Stock Options • Performance-Based Restricted Stock Units and Restricted Shares • Performance Stock Units and Performance Shares

• Drive sustainable performance that delivers long-term value to shareholders.

• Provide direct alignment to stock price appreciation.

• Align the interest of the executive with those of the shareholders.

Annual Incentive Compensation	Cash	• Align compensation with business strategy. • Reward annual performance on key operational and financial measures. • Motivate and reward high individual performance.
Base Salary	Cash	• Help attract and retain executive talent. • Provide stable source of income. • Recognize day-to-day role and scope of responsibility.
Other Compensation	Employee Benefit Plans; Perquisites; Severance benefits	• Provide competitive compensation at an actual cost to the company lower than the perceived value to the executives.

2017 Proxy Statement	3

Proxy Statement Summary

Compensation Governance Highlights

WHAT WE DO	WHAT WE DON’T DO

Core Executive Compensation Principles Designed to Promote Shareholder Value
Performance Measures Aligned with Business Objectives
Pay for Performance
Limit Perquisites
Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the CEO)
Maintain a Compensation Recoupment Policy
Maintain Long Vesting Periods for Equity Awards
Engage an Independent Compensation Consultant
Monitor for Risk-Taking Incentives
Require Minimum Vesting Schedule in Stock Incentive Plan

No Excise Tax Gross-Ups

No “Single-Trigger” Change-of-Control Severance Benefits

No “Single-Trigger” Change-of-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-of-Control

No Supplemental Defined Benefit Pension

No Delivery of Payment of Dividends on Unvested Equity Awards

4	2017 Proxy Statement	FORTIVE CORPORATION

Proxy Statement

Fortive Corporation

6920 Seaway Blvd

Everett, WA 98203

2017 Annual Meeting of Shareholders

June 6, 2017

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Fortive Corporation, a Delaware corporation (“Fortive”), of proxies for use at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Fortive Corporation, Headquarters, 6920 Seaway Blvd., Everett, WA 98203 at 3:00 p.m., local time, and at any and all postponements or adjournments thereof. Fortive’s principal address is 6920 Seaway Blvd., Everett, WA 98203. The date of mailing of this Proxy Statement is on or about April 19, 2017.

Purpose of the Annual Meeting

The purpose of the meeting is to:

1.	Elect Ms. Kate Mitchell and Mr. Israel Ruiz to serve as Class I Directors, each for a three-year term expiring at the 2020 annual meeting and until their successors are elected and qualified;

2.	Ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2017;

3.	Approve on an advisory basis Fortive’s named executive officer compensation;

4.	Hold an advisory vote relating to the frequency of future shareholder advisory votes on Fortive’s named executive officer compensation;

5.	Approve an amendment to Fortive’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors to provide for the annual election of directors; and

6.	Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Annual Meeting Admission

Please be prepared to present photo identification for admittance. If you are a shareholder of record or hold your shares through the Fortive Corporation Retirement Savings Plan or the Fortive Corporation Union Retirement Savings Plan (collectively, the “Savings Plans”), your name will be verified against the list of shareholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record or a Savings Plan participant but hold shares through a broker, bank or nominee (i.e., in street name), you should also be prepared to provide proof of beneficial ownership as of the record date, such as a brokerage account statement showing your ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership.

Outstanding Stock and Voting Rights

In accordance with Fortive’s Amended and Restated Bylaws, the Board has fixed the close of business on April 10, 2017 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Fortive entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on April 10, 2017,            shares of Common Stock were outstanding, excluding shares held by or for the account of Fortive.

2017 Proxy Statement	5

Proxy Statement

Solicitation of Proxies

The proxies being solicited hereby are being solicited by Fortive’s Board. The total expense of the solicitation will be borne by Fortive, including reimbursement paid to banks, brokerage firms and nominees for their reasonable expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Fortive, who will receive no additional compensation for their services.

Proxy Instructions

Proxies will be voted as specified in the shareholder’s proxy.

If you sign and submit your proxy card with no further instructions, your shares will be voted:

•	FOR the election of each of Ms. Mitchell and Mr. Ruiz to serve as Class I directors;

•	FOR ratification of the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2017;

•	FOR approval of the Company’s named executive officer compensation;

•	In favor of holding future advisory votes on Fortive’s named executive compensation EVERY ONE YEAR;

•	FOR approval of an amendment to Fortive’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors to provide for the annual election of directors; and

•	In the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournment thereof. The Board has selected Peter C. Underwood and Daniel B. Kim to act as proxies with full power of substitution.

Notice of Electronic Availability of Proxy Materials

As permitted by the SEC rules, we are making the proxy materials available to our shareholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On April 19, 2017, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Voting Requirements With Respect to Each of the Proposals Described in this Proxy Statement

Quorum. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the record date. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes. Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposal 2, which is considered a “routine” matter. However, on “non-routine” matters such as Proposals 1 and 3-5, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1 and 3-5. Broker non-votes will not affect the required vote with respect to Proposals 1 and 3-4. However, because approval of Proposal 5 requires affirmative vote of the holders of 80 percent of the outstanding shares entitled to vote generally in the election of directors on the record date, broker non-votes will have the same effect as a vote against Proposal 5.

6	2017 Proxy Statement	FORTIVE CORPORATION

Proxy Statement

Approval Requirements. If a quorum is present, the vote required under the Company’s Amended and Restated Bylaws and the Amended and Restated Certificate of Incorporation to approve each of the proposals is as follows:

•	With respect to Proposal 1, the election of directors, you may vote “for” or “against” any or all Class I director nominees or you may abstain as to any or all director nominees. In uncontested elections of directors, such as this election, a nominee is elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. A vote to abstain is not treated as a vote “for” or “against,” and thus will have no effect on the outcome of the vote. Under our director resignation policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

•	With respect to Proposals 2-3, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

•	With respect to Proposal 4, you may vote for a frequency of “every one year,” “every two years” or “every three years” or you may abstain. The frequency option receiving the most affirmative votes cast in this advisory vote will be considered the frequency recommended by Fortive’s shareholders. As such, abstentions will have no effect on the outcome of the vote.

•	With respect to Proposals 5, the affirmative vote of the holders of 80 percent of the outstanding shares of Common Stock entitled to vote generally in the election of directors on the record date is required to approve this proposal pursuant to the Amended and Restated Certificate of Incorporation that was in place at the time of our Separation. For this proposal, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

Tabulation of Votes. Our inspector of election, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions by telephone, over the internet, by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by attending the Annual Meeting and voting your shares at the meeting. Telephone and internet voting for registered shareholders will be available 24 hours a day, up until 11:59 p.m., Central time on June 5, 2017.

2017 Proxy Statement	7

Proxy Statement

Detailed instructions for telephone and internet voting are set forth on the Notice.

Vote your shares at www.proxyvote.com.

Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.
Call toll-free number 1-800-690-6903
Mark, sign, date, and return the enclosed proxy card or voting instruction form in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares through a broker, bank or nominee, rather than registered directly in your name, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or nominee, together with a voting instruction form. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms.

If you participate in the Fortive Stock Fund through either of the Savings Plans, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plans, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by June 2, 2017, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Fortive a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Attendance at the meeting will not, by itself, revoke a proxy.

Householding

We are permitted to send a single set of our proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Fortive Corporation, Attn: Investor Relations, 6920 Seaway Blvd., Everett, WA 98203; telephone us at 425-446-5000; or email us at investors@fortive.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

8	2017 Proxy Statement	FORTIVE CORPORATION

Beneficial Ownership of Common Stock by Directors, Officers and Principal Shareholders

Directors and Executive Officers

The following table sets forth as of April 4, 2017 (unless otherwise indicated) the number of shares and percentage of Common Stock beneficially owned by each of Fortive’s directors, nominees for director and each of the executive officers named in the Summary Compensation Table (the “named executive officers”), and all executive officers and directors of Fortive as a group. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares as to which the person has the right to acquire beneficial ownership within 60 days of April 4, 2017. Except as indicated, the address of each director and executive officer shown in the table below is c/o Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED (1)		PERCENT OF CLASS (1)
Feroz Dewan	4,340	(2)	*
James A. Lico	1,223,184	(3)	*
Kate D. Mitchell	4,340	(4)	*
Mitchell P. Rales	18,633,935	(5)	5.4%
Steven M. Rales	21,576,401	(6)	6.2%
Israel Ruiz	4,340	(7)	*
Alan G. Spoon	29,883	(8)	*
Martin Gafinowitz	209,564	(9)	*
Barbara Hulit	195,082	(10)	*
Charles E. McLaughlin	92,501	(11)	*
Peter C. Underwood	24,874	(12)	*
All current executive officers and directors as a group (18 persons)	42,333,797	(13)	12.1%

(1)	Balances credited to each executive officer’s account under the Fortive Executive Deferred Incentive Plan (the “EDIP”) which are vested or are scheduled to vest within 60 days of April 4, 2017, are included in the table. See “Employee Benefit Plans—Fortive Executive Deferred Incentive Plan” for a description of our EDIP. The incremental number of notional phantom shares of Common Stock credited to a person’s EDIP account is based on (1) incremental amount of contribution to the person’s EDIP balance, divided by (2) the closing price of Common Stock as reported on the NYSE on the date of contribution. In addition, for purposes of the table, the number of shares attributable to each executive officer’s 401(k) Plan account is equal to (a) the officer’s balance, as of April 4, 2017, in the Fortive stock fund included in the executive officer’s 401(k) Plan account (the “401(k) Fortive Stock Fund”), divided by (b) the closing price of Common Stock as reported on the NYSE on April 4, 2017. The 401(k) Fortive Stock Fund consists of a unitized pool of Common Stock and cash. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of April 4, 2017 or upon vesting of Restricted Stock Units (“RSUs”) that vest within 60 days of April 4, 2017. The table also includes unvested restricted shares that are subject only to time-vesting requirements. Restricted shares and performance shares, in each case, granted to executive officers that are subject to satisfaction of performance measures (all of which are subject to measurement more than 60 days after April 4, 2017) are not included in the table. In addition, RSUs granted to a non-executive director for which shares are not delivered until the earlier of the director’s death or the first day of the seventh month following the director’s resignation from the board are not included in the table.

(2)	Includes options to acquire 4,340 shares.

(3)	Includes options to acquire 1,004,857 shares, 42,435 RSUs, 26,903 unvested restricted shares, 5,052 shares attributable to Mr. Lico’s 401(k) Fortive Stock Fund and 91,733 notional phantom shares attributable to Mr. Lico’s EDIP account.

(4)	Includes options to acquire 4,340 shares.

(5)	Includes 17,000,000 shares (the “MR LLC Shares”) owned by limited liability companies of which Mr. Rales is the sole member (the “MR LLCs”), 68,405 shares of Common Stock attributable to Mr. Rales’ 401(k) account held in the Danaher 401(k) plan as of March 31, 2017, 1,204,336 other shares owned indirectly, and options to acquire 4,340 shares. Prior to the Separation shares of Danaher Common Stock owned by MR LLCs were pledged to secure lines of credit with certain banks (the “Pre-existing Pledged MR DHR Shares”). The MR LLC Shares that were issued as a dividend in the Separation on the Pre-existing Pledged MR DHR Shares were pledged to secure the same lines of credit under the same terms, and each of these entities and Mr. Rales is in compliance with these lines of credit. Other than the MR LLC Shares issued as a dividend on the Pre-existing Pledged MR DHR Shares, no shares of Common Stock have been pledged or are permitted to be pledged by Mr. Rales. The business address of Mitchell Rales, and of each of the MR LLCs, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

2017 Proxy Statement	9

Beneficial Ownership of Common Stock by Directors, Officers and Principal Shareholders

(6)	Includes 17,000,000 shares owned by limited liability companies (the “SR LLC Shares”) of which Mr. Rales is the sole member (the “SR LLCs”), 6,191 shares of Common Stock attributable to Mr. Rales’ 401(k) account held in the Danaher 401(k) plan as of March 31, 2017, options to acquire 4,340 shares, and 58,500 shares owned by a charitable foundation of which Mr. Rales is a director. Mr. Rales disclaims beneficial ownership of the 58,500 shares held by the charitable foundation. Prior to the Separation shares of Danaher Common Stock owned by SR LLCs were pledged to secure lines of credit with certain banks (the “Pre-existing Pledged SR DHR Shares”). The SR LLC Shares that were issued as a dividend in the Separation on the Pre-existing Pledged SR DHR Shares were pledged to secure the same lines of credit under the same terms, and each of these entities and Mr. Rales is in compliance with these lines of credit. Other than the SR LLC Shares issued as a dividend on the Pre-existing Pledged SR DHR Shares, no shares of Common Stock have been pledged or are permitted to be pledged by Mr. Rales. The business address of Steven Rales, and of each of the SR LLCs, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

(7)	Includes options to acquire 4,340 shares.

(8)	Includes options to acquire 7,210 shares.

(9)	Includes options to acquire 107,507 shares, 1,161 RSUs, 23,920 unvested restricted shares, and 50,626 notional phantom shares attributable to Mr. Gafinowitz’s EDIP account.

(10)	Includes options to acquire 132,802 shares 2,319 RSUs, 20,938 unvested restricted shares, and 23,052 notional phantom shares attributable to Ms. Hulit’s EDIP account.

(11)	Includes options to acquire 77,348 shares and 11,596 notional phantom shares attributable to Mr. McLaughlin’s EDIP account.

(12)	Includes options to acquire 17,579 shares 5,802 RSUs and 1,493 notional phantom shares attributable to Mr. Underwood’s EDIP account.

(13)	Includes options to acquire 1,636,329 shares, 55,621 RSUs, 71,761 unvested restricted shares, 79,994 shares attributable to 401(k) accounts and 201,437 notional phantom shares attributable to executive officers’ EDIP accounts.

*	Represents less than 1% of the outstanding Common Stock.

Principal Shareholders

The following table sets forth the number of shares and percentage of Common Stock beneficially owned by each person who owns of record or is known to Fortive to beneficially own more than five percent of Common Stock.

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	35,874,506	(1)	10.4%
FMR LLC 245 Summer Street, Boston, MA 02210	21,026,963	(2)	6.1%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	19,346,954	(3)	5.6%

(1)	The amount shown and the following information is derived from a Schedule 13G/A filed February 7, 2017 by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2016. According to the Schedule 13G/A, Price Associates has sole voting power over 11,446,729 shares and sole dispositive power over 35,874,506 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

(2)	The amount shown and the following information is derived from a Schedule 13G filed February 14, 2017 by FMR LLC and Abigail P. Johnson, which sets forth their respective beneficial ownership as of December 31, 2016. According to the Schedule 13G, FMR LLC has sole voting power over 2,041,916 shares and FMR LLC and Abigail P. Johnson have sole dispositive power over 21,026,963 shares.

(3)	The amount shown and the following information is derived from a Schedule 13G filed February 13, 2017 by The Vanguard Group, which sets forth their respective beneficial ownership as of December 31, 2016. According to the Schedule 13G, The Vanguard Group has sole voting power over 471,154 shares, shared voting power over 54,606 shares, sole dispositive power over 18,821,267 shares and shared dispositive power over 525,687 shares.

10	2017 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors

All current members of the Board were appointed by Danaher, as Fortive’s then sole shareholder, immediately prior to the Separation.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation adopted prior to the Separation and prior to the appointment of any of the current directors, the Board was constituted into three classes as follows:

•	Class I: Kate D. Mitchell and Israel Ruiz, whose terms expire at the Annual Meeting;

•	Class II: Feroz Dewan and James A. Lico, whose terms expire at the 2018 Annual Meeting of Shareholders; and

•	Class III: Mitchell P. Rales, Steven M. Rales, and Alan G. Spoon, whose terms expire at the 2019 Annual Meeting of Shareholders.

At the Annual Meeting, shareholders will be asked to elect each of the current Class I director nominees identified below (each of whom has been recommended by the Nominating and Governance Committee, nominated by the Board and currently serves as a Class I Director of Fortive) to serve until the 2020 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.

As discussed in greater detail in Proposal 5, on January 24, 2017, the Board unanimously approved an amendment to Fortive’s Amended and Restated Certificate of Incorporation to declassify the Board and to provide, after a sunset period, for the annual election of directors, subject to the approval by the shareholders at the Annual Meeting. If Proposal 5 is approved by the requisite vote of the shareholders:

•	The Class II directors elected at the 2018 Annual Meeting of Shareholders will be elected for a three year term;

•	The directors elected at the 2019 Annual Meeting of Shareholders (and at each annual meeting thereafter) will be elected for one-year terms;

•	Beginning with the 2020 Annual Meeting of Shareholders, a majority of the directors will be elected annually; and

•	Beginning with the 2021 Annual Meeting of Shareholders, the entire Board will be elected annually.

We have set forth below information as of April 4, 2017 relating to each nominee for election as director and each director continuing in office, including: his or her principal occupation and any board memberships at other public companies during the past five years; the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Fortive; the year in which he or she became a director; and age. Please see “Corporate Governance – Board of Directors and Committees of the Board – Director Nomination Process” for a further discussion of the Board’s process for nominating Board candidates. In the event a nominee declines or is unable to serve, the proxies may be voted in the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

2017 Proxy Statement	11

Proposal 1. Election of Directors of Fortive

Class I Director Nominees – Three Year Term That Will Expire in 2020

Kate D. Mitchell	Director since: 2016	Other Current Public Company Directorships: SVB Financial Group
Age: 58	Independent

Kate D. Mitchell has served as a partner and co-founder of Scale Venture Partners, a Silicon Valley-based firm that invests in early-in-revenue technology companies, since 1997. Prior to her current role, Ms. Mitchell served with Bank of America, a multinational banking and financial services corporation, from 1988 to 1996, most recently as Senior Vice President for Bank of America Interactive Banking. Ms. Mitchell currently serves on the boards of directors of SVB Financial Group, Silicon Valley Community Foundation and other private company boards on behalf of Scale Venture Partners.

Qualifications: Ms. Mitchell’s qualifications to sit on the Board include, among other factors, over 35 years of extensive experience in the technology industry, with a focus on innovative software and technology markets. In addition, Ms. Mitchell has deep experience as a director, investor and senior executive in the areas of (i) business management and operations, (ii) finance, (iii) financial reporting, (iv) risk management, (v) investment and acquisition strategy, (vi) portfolio management and (vii) executive compensation.

Israel Ruiz	Director since: 2016	Other Current Public Directorships: None
Age: 45	Independent

Israel Ruiz has been the Executive Vice President and Treasurer at Massachusetts Institute of Technology (MIT), a private research university of science and technology, since 2011. In this role, Mr. Ruiz oversees all principal administrative and financial functions of MIT. Prior to his current role, Mr. Ruiz served as the Vice President for Finance for MIT from 2007 to 2011 and as a principal for MIT’s Office of Budget and Financial Planning from 2001 to 2007.

Qualifications: Mr. Ruiz’s qualifications to sit on the Board include, among other factors, his deep financial and accounting experience as the functioning chief financial officer of MIT, including experience in internal control over financial reporting, external and internal audit, and financial statement preparation. In addition, Mr. Ruiz, through his roles at MIT, has extensive experience (i) overseeing risk management, (ii) overseeing compliance programs, (iii) overseeing corporate governance, (iv) leading deployment of capitalization strategies, and (v) overseeing development and application of, and investment in, new technology and innovation.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board each of the foregoing Class I Director Nominees.

12	2017 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors of Fortive

Current Class II Directors – Directors with Term That Will Expire in 2018

Feroz Dewan	Director since: 2016	Other Current Public Company Directorships: The Kraft Heinz Company
Age: 40	Independent

Feroz Dewan has served as the Chief Executive Officer of Arena Holdings Management LLC, an investment holding company, since October 2016. Previously, Mr. Dewan served in a series of positions with Tiger Global Management, an investment firm with approximately $20 billion under management across public and private equity funds, from 2003 to 2015, including most recently as Head of Public Equities. He also served as a Private Equity Associate at Silver Lake Partners, a private equity firm focused on leveraged buyout and growth capital investments in technology, technology-enabled and related industries, from 2002 to 2003.

Qualifications: Mr. Dewan’s qualifications to sit on the Board include, among other factors, extensive experience in the technology industries and technology-related companies, including extensive experience in (i) valuation,

(ii) investments and acquisitions, (iii) financial reporting, (iv) risk management, (v) corporate governance, (vi) capital allocation, (vii) operational oversight and (viii) financial statement preparation as the Head of Public Equities with Tiger Global Management and as a director of several private internet and technology companies.

James A. Lico	Director since: 2016	Other Current Public Company Directorships: NetScout Systems, Inc.
Age: 51

James A. Lico has served as the Chief Executive Officer and President of Fortive Corporation since the Separation in 2016. From 1996 to 2016, Mr. Lico served in various leadership positions at Danaher Corporation, a global science and technology company, including as Executive Vice President from 2005 to 2016.

Qualifications: Mr. Lico’s qualifications to sit on the Board include, among other factors, over 20 years of extensive experience in senior leadership positions, including as an Executive Vice President of Danaher with oversight at various times of each of the businesses that was separated from Danaher into Fortive. Mr. Lico, through his various senior leadership positions at Danaher and Fortive, has broad operating and functional experience with, and deep knowledge of, Fortive’s businesses, the Fortive Business System, capital allocation strategies, acquisitions, marketing and branding, and leadership strategies.

2017 Proxy Statement	13

Proposal 1. Election of Directors of Fortive

Current Class III Directors – Directors with Term That Will Expire in 2019

Mitchell P. Rales	Director since: 2016	Other Current Public Company Directorships: Danaher Corporation and Colfax Corporation
Age: 60

Mr. Rales is a co-founder of Danaher Corporation and has served as Chairman of the Executive Committee of Danaher since 1984. He was also President of Danaher from 1984 to 1990. In addition, for more than the past five years, he has been a principal in private and public business entities in the manufacturing area.

Qualifications: The strategic vision and leadership of Mr. Rales and his brother, Steven Rales, helped create the foundation of the Fortive Business System and the Danaher Business System and have guided the respective businesses of Fortive and Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Fortive, he is well-positioned to understand, articulate and advocate for the rights and interests of Fortive’s shareholders.

Steven M. Rales	Director since: 2016	Other Current Public Company Directorships: Danaher Corporation
Age: 66

Mr. Rales is co-founder of Danaher Corporation and has served as Chairman of the Board of Danaher since 1984. He was also CEO of Danaher from 1984 to 1990. In addition, for more than the past five years, he has been a principal in a private business entity in the area of film production.

Qualifications: The strategic vision and leadership of Mr. Rales and his brother, Mitchell Rales, helped create the foundation of the Fortive Business System and the Danaher Business System and have guided the respective businesses of Fortive and Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Fortive, he is well-positioned to understand, articulate and advocate for the rights and interests of Fortive’s shareholders.

Alan G. Spoon Age: 65	Director since: 2016 Independent	Other Current Public Company Directorships: Danaher Corporation, IAC/InteractiveCorp., Match Group, Inc., and Cable One, Inc.

Mr. Spoon has served as Partner Emeritus of Polaris Partners, a company that invests in private technology and life science firms, since January 2015. Mr. Spoon has been a partner at Polaris since May 2000, and served as Managing General Partner from 2000 to 2010. In addition to his leadership role at Polaris Partners, Mr. Spoon previously served as president, chief operating officer and chief financial officer of one of the country’s largest, publicly-traded education and media companies, and has served on the boards of numerous public and private companies.

Qualifications: Mr. Spoon’s public and private company leadership experience gives him insight into business strategy, leadership, marketing, finance, corporate governance, executive compensation and board management and his public company and private equity experience give him insight into trends in the internet and technology industries, acquisition strategy and financing, each of which represents an area of key strategic opportunity for Fortive.

14	2017 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Corporate Governance Overview

Our Board of Directors recognizes that enhancing and protecting long-term value for our shareholders require a robust framework of corporate governance that serves the best interests of all our shareholders.

In connection with our Board’s dedication to strong corporate governance, our Board has approved the following corporate governance matters following the Separation:

Recent Governance Action

•	Proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Amended and Restated Bylaws.

•	Subject to approval by the shareholders of Proposal 5, declassification of the Board of Directors to provide for the annual election of directors after a sunset period. The classified board structure was approved by our former parent prior to the Separation and prior to the appointment of any of our current directors. Following the Separation, our current Board of Directors approved, at the recommendation of our Nominating and Governance Committee, the declassification of the Board subject to the legally required approval of the shareholders.

•	Recommendation to the shareholders pursuant to Proposal 4 to hold a say-on-pay advisory vote every year.

•	Increased the stock ownership requirements for non-CEO executive officers to a multiple of three times base salary and maintained the stock ownership requirements for CEO and directors as a multiple of five times base salary and annual cash retainer, respectively.

•	Implemented director orientation and continuing education programs for directors.

Following are additional highlights of our corporate governance framework:

•	Our Chairman and CEO positions are separate, with an independent Chairman.

•	We maintain a majority vote requirement for the election of directors in uncontested elections.

•	All members of our Audit, Compensation, and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable Securities and Exchange Commission (“SEC”) rules.

•	We have no shareholder rights plan.

•	Our corporate governance guidelines limit the number of boards of other public companies on which our directors may serve to four.

•	We maintain a related person transaction policy with oversight by the Nominating and Governance Committee.

•	All members of the Audit Committee are audit committee financial experts.

Corporate Governance Guidelines, Committee Charters and Standards of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and adopted written charters for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Finance Committee of the Board. The Board of Directors has also adopted for the Company our Standards of Conduct that includes, among others, a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Standards of Conduct referenced above are each available in the “Investor – Corporate Governance” section of our website at http://www.fortive.com.

2017 Proxy Statement	15

Corporate Governance

Board Leadership Structure and Risk Oversight

Board Leadership Structure. The Board has separated the positions of Chairman and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our shareholders.

The entire Board selects its Chairman, and our Board has selected Alan G. Spoon, an independent director, as its Chairman, in light of Mr. Spoon’s independence and his deep experience and knowledge with corporate governance, board management, shareholder engagement, risk management and Fortive’s diverse businesses and industries.

As the independent Chairman of the Board, Mr. Spoon leads the activities of the Board, including:

•	Calling and presiding at all meetings of the Board;

•	Together with the CEO and the Corporate Secretary, setting the agenda for the Board;

•	Calling and presiding at the executive sessions of non-management directors and of the independent directors;

•	Advising the CEO on strategic aspects of the Company’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;

•	Acting as a liaison as necessary between the non-management directors and the management of the Company; and

•	Acting as a liaison as necessary between the Board and the Committees of the Board.

In the event that the Chairman of the Board is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:

•	Preside at all meetings of the Board at which the Chair is not present, including the executive sessions;

•	Call meetings of the independent directors;

•	Act as a liaison as necessary between the independent directors and the CEO; and

•	Advise with respect to the Board’s agenda.

The Board’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings, with the executive sessions chaired by the independent Chairman. In addition, the independent directors meet as a group in executive session at least once a year.

Risk Oversight. The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company.

16	2017 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Board of Directors

The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure, and also oversees the Company’s risk assessment and risk management policies.

Committees

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	FINANCE

The Audit Committee oversees risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks. The Audit Committee also assists the Board in overseeing the Company’s risk assessment and risk management policies.

	The Compensation Committee oversees risks associated with the Company’s compensation policies and practices.	The Nominating and Governance Committee oversees risks associated with corporate governance and board management.	The Finance Committee oversees risks associated with the execution of the Company’s acquisition, investment and divestiture strategies.

Each committee reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks. On an annual basis, the Company’s Risk Committee (consisting of members of senior management) inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts, provides a report to the Board and provides a report of the process to the Audit Committee.

In determining to separate the position of the CEO and the Chairman, and in determining the appointment of the Chairman of the Board and the Chairs of the Committees, the Board and the Nominating and Governance Committee considered the implementation of a governance structure and appointment of chairpersons with appropriate and relevant risk management experience that would enable Fortive to efficiently and effectively assess and oversee its risks.

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that other than Messrs. James A. Lico, Steven Rales and Mitchell Rales, all of the remaining members of the Board, consisting of Ms. Kate D. Mitchell and Messrs. Feroz Dewan, Israel Ruiz and Alan G. Spoon, are independent within the meaning of the listing standards of the NYSE.

Board of Directors and Committees of the Board

Director Attendance. After the Separation, the Board met four times, and acted by unanimous written consent one time, during 2016. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served (during the period they so served) during 2016. The Board expects, as a general matter, that its members will attend the Annual Meeting.

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Corporate Governance

Committee Membership. The membership of each of the Audit, Compensation, Nominating and Governance and Finance committees as of April 4, 2017 is set forth below.

NAME OF DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE	FINANCE
Feroz Dewan	Member	Member
James A. Lico				Member
Kate D. Mitchell	Member	Chair
Mitchell P. Rales				Member
Steven M. Rales				Member
Israel Ruiz	Chair		Chair
Alan G. Spoon			Member	Chair

Audit Committee. After the Separation, the Audit Committee met four times, and acted by unanimous written consent one time, during 2016. The Audit Committee is responsible for:

•	Assessing the qualifications and independence of Fortive’s independent auditors;

•	Appointing, compensating, retaining, and evaluating Fortive’s independent auditors;

•	Overseeing the quality and integrity of Fortive’s financial statements and making a recommendation to the Board regarding the inclusion of the audited financial statements in Fortive’s Annual Report on Form 10-K;

•	Overseeing Fortive’s internal auditing processes;

•	Overseeing management’s assessment of the effectiveness of Fortive’s internal control over financial reporting;

•	Overseeing management’s assessment of the effectiveness of Fortive’s disclosure controls and procedures;

•	Overseeing risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks;

•	Overseeing Fortive’s risk assessment and risk management policies;

•	Overseeing Fortive’s compliance with legal and regulatory requirements; and

•	Overseeing swap and derivative transactions and related policies and procedures.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Fortive’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Fortive’s system of internal control over financial reporting. Fortive’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of Fortive’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee also prepares a report as required by the SEC to be included in this proxy statement. The Audit Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

The Board has determined that each member of the Audit Committee is:

•	Independent for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act and the NYSE listing standards;

•	Qualifies as an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K; and

•	Is financially literate within the meaning of the NYSE listing standards.

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Corporate Governance

Furthermore, as of the date of this proxy statement, no Audit Committee member serves on the audit committee of more than three public companies.

Compensation Committee. After the Separation, the Compensation Committee met three times, and acted by unanimous written consent two times, during 2016. The Compensation Committee is responsible for:

•	Determining and approving the form and amount of annual compensation of the CEO and our other executive officers, including evaluating the performance of, and approving the compensation paid to, our CEO and other executive officers;

•	Reviewing and making recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercising all authority with respect to the administration of such plans;

•	Reviewing and making recommendations to the Board with respect to the form and amounts of director compensation;

•	Overseeing and monitoring compliance with Fortive’s compensation recoupment policy;

•	Overseeing and monitoring compliance by directors and executive officers with Fortive’s stock ownership requirements;

•	Overseeing risks associated with Fortive’s compensation policies and practices;

•	Overseeing our engagement with shareholders and proxy advisory firms regarding executive compensation matters;

•	Reviewing and discussing with management the Compensation Discussion & Analysis (“CD&A”) and recommending to the Board the inclusion of the CD&A in the annual proxy statement; and

•	For incentive plans complying or intended to comply with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), determining the performance goals under which compensation is to be paid and certifying whether the performance goals and other material terms have been satisfied.

The Chair of the Compensation Committee works with our Senior Vice President-Human Resources and our Corporate Secretary to schedule the Compensation Committee’s meetings and set the agenda for each meeting. Our Senior Vice President-Human Resources, Vice President-Compensation, Corporate Secretary, and Vice President-Associate General Counsel and Assistant Secretary generally attend, and from time-to-time our CEO and CFO attend, the Compensation Committee meetings and support the Compensation Committee in preparing meeting materials and taking meeting minutes. In particular, our CEO provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy; participates in the Compensation Committee’s discussions regarding the performance and compensation of the other executive officers; and provides recommendations to the Compensation Committee regarding all significant elements of compensation paid to such other executive officers, their annual, personal performance objectives and his evaluation of their performance. The Compensation Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendation at each regularly scheduled Board meeting.

Independent Compensation Consultant. Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Compensation Committee. Following the Separation and following the assessment and determination of Frederic W. Cook & Co, Inc.’s (“F.W. Cook”) independence from Fortive’s management, the Compensation Committee engaged F.W. Cook as the Compensation Committee’s independent compensation consultant. The Compensation Committee has the sole discretion and authority to select, retain and terminate F.W. Cook as well as to approve any fees, terms and other conditions of its service. F.W. Cook reports directly to the Compensation Committee and takes its direction solely from the Compensation Committee. F.W. Cook’s primary responsibilities in 2016 following the Separation were to provide advice and data in connection with the selection of Fortive’s peer group for assessing executive compensation, the structuring of the executive compensation programs, the compensation levels for Fortive’s executive officers, and the compensation levels for the Company’s directors; assess the Company’s executive compensation program in the context of market practice and corporate governance best practices;

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Corporate Governance

and advise the Compensation Committee regarding Fortive’s proposed executive compensation public disclosures. In the course of discharging its responsibilities, F.W. Cook may from time to time and with the Compensation Committee’s consent, request from management certain information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of our executive officer responsibilities and other business information. F.W. Cook does not provide any services to Fortive or its management, and the Compensation Committee is not aware of any work performed by F.W. Cook that raises any conflicts of interest.

Each member of the Compensation Committee is:

•	An “outside director” for purposes of Section 162(m);

•	A “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act; and

•	Based on the determination of the Board, independent under the NYSE listing standards and under Rule 10C-1 under the Securities Exchange Act.

Compensation Committee Interlocks and Insider Participation. During 2016, none of the members of the Compensation Committee was an officer or employee of Fortive. No executive officer of Fortive served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who served on the Compensation Committee.

Nominating and Governance Committee. After the Separation, the Nominating and Governance Committee met one time in 2016. The Nominating and Governance Committee is responsible for:

•	Reviewing and making recommendations to the Board regarding the size, classification and composition of the Board;

•	Assisting the Board in identifying individuals qualified to become Board members;

•	Assisting the Board in identifying characteristics, skills, and experiences for the Board with the objective of having a Board with diverse backgrounds, experiences, skills, and perspectives;

•	Proposing to the Board the director nominees for election by our shareholders at each annual meeting;

•	Assisting the Board in determining the independence and qualifications of the Board and Committee members, and making recommendations to the Board regarding committee membership;

•	Developing and making recommendations to the Board regarding a set of corporate governance guidelines, and reviewing such guidelines on an annual basis;

•	Overseeing compliance with the corporate governance guidelines;

•	Overseeing director education and director orientation process and programs;

•	Assisting the Board and the Committees in engaging in annual self-assessment of their performance; and

•	Administering Fortive’s Related Person Transactions Policy.

The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards.

The Nominating and Governance Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

Finance Committee. The Finance Committee assists the Board in assessing and approving business acquisitions, investments and divestitures.

Director Nomination Process

The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual shareholders meeting and, in the event of vacancies between annual shareholder meetings, for appointment to fill such

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Corporate Governance

vacancies. All of the current directors were originally identified, nominated and elected by Danaher prior to the Separation.

Board Membership Criteria. In assessing the candidates for recommendation to the Board as director nominees, the Nominating and Governance Committee will evaluate such candidates against the standards and qualifications set out in our Corporate Governance Guidelines, including:

•	Personal and professional integrity and character;

•	Prominence and reputation in the candidate’s profession;

•	Skills, knowledge and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business;

•	The extent to which the interplay of the candidate’s skills, knowledge, experience and background with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of the shareholders;

•	The capacity and desire to represent the interests of the shareholders as a whole; and

•	Availability to devote sufficient time to the affairs of Fortive.

The Nominating and Governance Committee annually reviews with the Board the skills, knowledge, experience, background and attributes required of Board nominees, considering current Board composition and the Company’s circumstances. In making its recommendations to our Board, the Nominating and Governance Committee considers the required standards and qualifications noted above, as well as, among others, the following skills, knowledge, experience, background and attributes:

•	Independence;

•	Diversity;

•	Global experience and international exposure, especially with respect to key growth areas;

•	Technology experience, including software and cybersecurity;

•	Mergers and acquisition experience;

•	Competitive strategy and marketing experience;

•	Leadership, including operating experience as CEO or COO;

•	Financial literacy or public accounting experience;

•	Public company board experience; and

•	Capital markets and corporate finance experience.

The Nominating and Governance Committee takes into account a candidate’s ability to contribute to the diversity of perspective and analysis from the Board and, as such, believes it is important to consider attributes such as race, ethnicity, gender, age, education, cultural experience, and professional experience in evaluating candidates who may be able to contribute to the diverse perspective and practical insight of the Board as a whole. Although diversity is an important factor in assessing candidates as director nominees, neither the Board nor the Nominating and Governance Committee has a formal diversity policy. Furthermore, the Board does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Shareholder Recommendations. Shareholders may recommend a director nominee to the Nominating and Governance Committee. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the

2017 Proxy Statement	21

Corporate Governance

candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation is based primarily on the Nominating and Governance Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described above under “—Board Membership Criteria” and any such other factors as the Nominating and Governance Committee may deem appropriate. The Nominating and Governance Committee takes into account whatever information is provided to the Nominating and Governance Committee with the recommendation of the prospective candidate and any additional inquiries the Nominating and Governance Committee may in its discretion conduct or have conducted with respect to such prospective nominee.

Proxy Access. Pursuant to the proxy access provisions in Section 2.12 of our Amended and Restated Bylaws adopted by the Board following the Separation, a shareholder, or group of up to 20 shareholders, owing 3% or more of Fortive’s outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials directors constituting up to 20% of the Board. With respect to the 2018 Annual Meeting of Shareholders, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by Fortive’s Secretary in writing between November 20, 2017 and December 20, 2017 (or, if the 2018 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2018 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2018 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws. Our Amended and Restated Bylaws are available at “Investor—Corporate Governance” section of our corporate website, http://www.fortive.com.

Majority Voting for Directors. Our Amended and Restated Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a director resignation policy. Under the policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

At any meeting of shareholders for which Fortive’s Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with our Amended and Restated Bylaws and such nomination has not been withdrawn on or before the tenth day before we first mail our notice of meeting to the our shareholders, the directors will be elected by a plurality of the votes cast (which means that the nominees who receive the most affirmative votes would be elected to serve as directors).

Communications with the Board of Directors. Shareholders and other parties interested in communicating directly with the Board or with individual directors, the independent Chairman of the Board or, if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management directors, as applicable, c/o Corporate Secretary, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

22	2017 Proxy Statement	FORTIVE CORPORATION

Certain Relationships and Related Transactions

Policy

Under our Related Person Transactions Policy adopted by the Board, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if our management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Nominating and Governance Committee at its next meeting. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act.

Relationships and Transactions

On July 2, 2016, we completed the Separation of Fortive from Danaher. In connection with the Separation, our subsidiaries that currently operate our businesses and the corresponding assets and liabilities were transferred to Fortive, which, prior to such transfer, were held by Danaher. Following the Separation, Danaher and Fortive operate as separate publicly-traded companies and neither entity has any ownership interest in the other. However, two of our directors, Messrs. Steven M. Rales and Mitchell P. Rales, collectively own more than 10% of the equity of Danaher. Furthermore Messrs. Rales and Rales are executive officers of Danaher. In connection with the Separation, Danaher and Fortive entered into various agreements to effect the Separation and provide a framework for their relationship after the Separation, including an employee matters agreement, a tax matters agreement, an intellectual property matters agreement, a license agreement with respect to the Danaher Business System, or DBS (a proprietary set of business processes and methodologies that are designed to continuously improve business performance) and a transition services agreement. These agreements provide for the allocation between Danaher and Fortive of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the Separation and govern certain relationships between Danaher and Fortive after the Separation. In addition, following the Separation, certain of our subsidiaries sell products and services to, or purchase products and services from, Danaher from time to time in the ordinary course of business and on an arms’-length basis. Following the Separation in 2016, Danaher billed approximately $13 million for transition services provided to Fortive and paid approximately $75,000 for transition services received from Fortive. In addition, our subsidiaries purchased approximately $10 million of products and services from, and sold approximately $11 million of products and services to, Danaher, which in each case is less than 0.3% of Fortive’s, and of Danaher’s, revenues for 2016. Our subsidiaries intend to sell products to and purchase products from Danaher in the future in the ordinary course of their businesses and on an arms’-length basis.

In addition, Messrs. Steven Rales and Mitchell Rales collectively own more than 10% of the equity of Colfax Corporation, a publicly traded company. Certain of our subsidiaries sell products to Colfax from time to time in the ordinary course of business and on an arms’-length basis. In 2016, following the Separation and following the transfer of such subsidiaries from Danaher to Fortive, our subsidiaries sold approximately $0.1 million of products to Colfax, which is less than 0.003% of Colfax’s, and of Fortive’s, revenues for 2016. Our subsidiaries intend to sell products to Colfax in the future in the ordinary course of their businesses and on an arms’-length basis.

2017 Proxy Statement	23

Director Compensation

Summary of Director Compensation

Each of our non-management directors receives the following compensation:

•	An annual cash retainer of $100,000, paid in four, equal installments following each quarter of service.

•	If a director attends more than 20 Board and Board committee meetings in aggregate during a calendar year, a cash meeting fee of $2,000 for each Board and committee meeting attended during such year in excess of such threshold, paid in aggregate following completion of such year.

•	An annual equity award with a target award value of $140,000, divided equally between options and RSUs. The options will be fully vested as of the grant date. The RSUs will vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board.

•	Reimbursement for out-of-pocket expenses, including travel expenses, related to the director’s service on the Board.

In addition, the Board chair receives an annual cash retainer of $92,500 and an annual equity award with a target value of $92,500 (divided equally between options and RSUs, as described above), the chair of the Audit Committee receives an annual cash retainer of $20,000 and the chair of each of the Compensation Committee and Nominating and Governance Committee receives an annual cash retainer of $15,000, with all cash retainers paid in four, equal installments following each quarter of service.

Our Board has also adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of his or her initial election or appointment) is required to beneficially own shares of our common stock with a market value of at least five times his or her annual cash retainer. Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if his or her retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes RSUs and restricted shares held by the director and shares in which the director or his or her spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options. In addition, our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls (other than shares that were issued in the Separation as a dividend on shares of Danaher common stock that were already pledged as of February 21, 2013), and provides that pledged shares of our common stock do not count toward our stock ownership requirements. We have also adopted a policy that prohibits our directors and employees from engaging in any transactions involving a derivative of our securities, including hedging transactions.

24	2017 Proxy Statement	FORTIVE CORPORATION

Director Compensation

Director Summary Compensation Table

The table below summarizes the compensation paid to the non-management directors for the year ended December 31, 2016. Mr. Lico is a member of the Board but does not receive any additional compensation for services provided as a director.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)(2)	OPTION AWARDS ($) (1)(2)	TOTAL ($)
Feroz Dewan	$50,000	$69,281	$64,553	$183,834
Kate D. Mitchell	$57,500	$69,281	$64,553	$191,334
Mitchell P. Rales	$50,000	$69,281	$64,553	$183,834
Steven M. Rales	$50,000	$69,281	$64,553	$183,834
Israel Ruiz	$67,500	$69,281	$64,553	$201,334
Alan G. Spoon	$96,250	$114,911	$107,242	$318,403

(1)	The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with FASB ASC Topic 718. With respect to stock awards, the grant date fair value under FASB ASC Topic 718 is calculated based on the number of shares of Common Stock underlying the award, times the closing price of a share of our common stock on the date of grant. With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 1.25%; a stock price volatility rate of 27%; and a dividend yield of 0.58% per share.

(2)	The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2016. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

NAME	AGGREGATE NUMBER OF FORTIVE STOCK OPTIONS OWNED AS OF DECEMBER 31, 2016	AGGREGATE NUMBER OF UNVESTED FORTIVE RSUs OWNED AS OF DECEMBER 31, 2016
Feroz Dewan	4,340	1,450
Kate D. Mitchell	4,340	1,450
Mitchell P. Rales	4,340	1,450
Steven M. Rales	4,340	1,450
Israel Ruiz	4,340	1,450
Alan G. Spoon	7,210	2,405

2017 Proxy Statement	25

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of the Company has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ending December 31, 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give our shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2017.

Fees Paid to Independent Registered Public Accounting Firm

Concurrently with the Separation, the Audit Committee selected Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ended December 31, 2016. Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2016 following the Separation are set forth in the table below. For the year ended December 31, 2015, we did not pay any fees for professional services to Ernst & Young LLP. Prior to the Separation, Danaher Corporation paid any audit, audit related, tax or other fees related to the Company’s businesses.

FEE CATEGORIES	FISCAL 2016 FEES
Audit Fees (1)	$6,916,442
Audit-Related Fees (2)	$18,000
Tax Fees (3)	$494,316
All Other Fees (4)	$0
TOTAL FEES	$7,428,758

(1)	Audit Fees consist of fees for the audit of annual financial statements, reviews of quarterly financial statements, audit of consolidated financial statements of Matco Tools, statutory audits, audit of captive insurance company, consents, review of documents filed with the SEC and other services normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported under “Audit Fees” above, including employee benefit plan audits and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax diligence, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $62,632 in fiscal 2016. All other tax fees were $431,684.

(4)	All Other Fees consist of fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.

26	2017 Proxy Statement	FORTIVE CORPORATION

Proposal 2. Ratification of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for the Company and its consolidated subsidiaries by our independent registered public accounting firm. To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence, the Audit Committee establishes on an annual basis the Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that Ernst & Young LLP may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Ernst & Young LLP to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Ernst & Young LLP under any circumstances. Pursuant to the Policy, the Audit Committee approves services to be provided by Ernst & Young LLP and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees materially exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee.

2017 Proxy Statement	27

AUDIT COMMITTEE REPORT

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated and combined financial statements, and expressing opinions on the conformity of the financial statements with GAAP.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Concurrently with the Separation, the Audit Committee appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated and combined financial statements of the Company contained in the Company’s Annual Report on Form 10-K for year ended December 31, 2016. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by AS 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements for the Company for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for its fiscal year 2016 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Israel Ruiz (Chair)

Feroz Dewan

Kate D. Mitchell

28	2017 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

2017 Proxy Statement	29

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and the pay programs provided to our named executive officers (“NEOs”) for 2016.

Executive Summary

Introduction

On July 2, 2016, we completed our Separation from Danaher Corporation (“Danaher”) and our launch as an independent, publicly-traded, S&P 500 company.

Other than with respect to the compensation of Mr. Lico, our President and Chief Executive Officer, the total compensation arrangements for our NEOs (such NEOs other than Mr. Lico, the “Other NEOs”) in 2016 were established in accordance with Danaher’s policies by Danaher and its Compensation Committee in anticipation of the Separation and the roles to be assumed by such Other NEOs following the Separation.

In order to provide a view of NEO compensation for all of 2016, this CD&A and the corresponding compensation tables and narrative include information regarding compensation paid to the NEOs and decisions made by Danaher prior to the Separation.

Following the Separation, our Compensation Committee has been responsible for determining our compensation programs and policies for our executive officers and approving the compensation levels applicable to them. In such capacity, our Compensation Committee:

•	Established the total compensation arrangement in 2016 for Mr. Lico,

•	Reviewed the total compensation arrangements for 2016 for our Other NEOs established by Danaher,

•	Established our 2016 annual incentive awards, including the corresponding performance measures, to be applied for the period after the Separation; and

•	Established the compensation arrangements for 2017 for our executive officers.

Named Executive Officers (“NEOs”)

This CD&A addresses the compensation of the following executive officers, who are our NEOs for 2016:

•	James A. Lico

President and Chief Executive Officer

•	Charles E. McLaughlin

Senior Vice President—Chief Financial Officer

•	Martin Gafinowitz

Senior Vice President

•	Barbara Hulit

Senior Vice President

•	Peter C. Underwood

Senior Vice President—General Counsel and Secretary

Company Overview

We are a diversified industrial growth company encompassing businesses that are recognized leaders in attractive markets. With 2016 revenues of $6.2 billion, our well-known brands hold leading positions in field solutions, transportation technology, sensing, product realization, automation and specialty, and franchise distribution markets. We are headquartered in Everett, Washington and employ a team of more than 24,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 40 countries around the world. With a culture rooted in continuous improvement, the core of our operating model is the Fortive Business System.

30	2017 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

In 2016, we separated from Danaher, creating a new market-leading, independent, publicly-traded, S&P 500 company, enhancing shareholder value, creating new capital deployment opportunities, and heightening strategic focus without disruptions to customers or employees. In addition, following the Separation, we completed two strategic acquisitions.

Shared Purpose and Values

We define our Shared Purpose as Essential Technology for the People Who Accelerate Progress. Our core strategy, including the way we define our compensation philosophy, is driven by our Shared Purpose and the following foundational Values:

•	We build extraordinary teams for extraordinary results: We seek out talented, curious people with a passion for continuous improvement.

•	Customer success inspires our innovation: We apply creativity and rigor to breakthrough products, services and processes.

•	Kaizen is our way of life: Kaizen, or continuous improvement, is the foundation of our culture and fuels our passion for finding a better way.

•	We compete for shareholders: We build our businesses to attract and retain long-term shareholders and employees.

Our compensation program is designed with the goal of translating our Shared Purpose and Values into action.

How We Pay Our Executives

Consistent with our Shared Purpose and our Values, our Compensation Committee adopted a compensation program that combines annual and long-term components, cash and equity, and fixed and variable payments, with a bias toward compensation that is dependent on long-term company performance and with a corresponding emphasis on equity-based compensation. Our 2016 compensation program, including compensation established by Danaher prior to the Separation and compensation established by our Compensation Committee after the Separation, is summarized below:

	BASE SALARY	ANNUAL INCENTIVE COMPENSATION	STOCK OPTIONS	RESTRICTED STOCK UNITS/ RESTRICTED SHARES	PERFORMANCE SHARES
Form of Compensation	Cash		Equity
Performance Timing	Near-Term Emphasis		Long-Term Emphasis
Compensation Period	N/A	Annual Performance	5 years	5 years	5 years
Key Performance Metrics	N/A	Annual Financial and Operational Performance	Stock Price Appreciation	Positive Net Income	Multi-Year Relative TSR
Determination of Performance-Based Payouts	N/A	Formulaic + Discretion	N/A	Fixed subject to threshold performance	Formulaic

In addition to the primary compensation elements described above, we also provided our executives with limited compensation under other compensation arrangements, which are described in pages 46—48 of this proxy statement.

2017 Proxy Statement	31

Compensation Discussion and Analysis

Allocation of Our 2016 Executive Pay

The following pie charts show our emphasis on long-term and performance-based compensation in our reported 2016 compensation for our CEO and our Other NEOs:

Our Leading Pay Practices

WHAT WE DO	WHAT WE DON’T DO

Core Executive Compensation Principles Designed to Promote Shareholder Value
Performance Measures Aligned with Business Objectives
Pay for Performance
Limit Perquisites
Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the CEO
Maintain a Compensation Recoupment Policy
Maintain Long Vesting for Equity Awards
Engage an Independent Compensation Consultant
Monitor for Risk-Taking Incentives
Require Minimum Vesting Schedule in Stock Incentive Plan

No Excise Tax Gross-Ups
No “Single-Trigger” Change-of-Control Severance Benefits

No “Single-Trigger” Change-of-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-of-Control

No Supplemental Defined Benefit Pension (SERP)

No Delivery of Payment of Dividends on Unvested Equity Awards

32	2017 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Overview

Prior to our Separation, we were a wholly-owned subsidiary of Danaher, and all compensation paid to our NEOs was provided by Danaher and determined in accordance with policies and practices developed by Danaher. To provide a full-year view of our NEOs’ compensation during 2016, our disclosure includes information regarding compensation paid to the NEOs and compensation decisions made by Danaher prior to the Separation, as well as compensation we paid and decisions we made for 2016 after the Separation.

2016 Executive Compensation Decision-Making and Oversight

Pre-Separation Decisions and Oversight

Because we were an independent organization for only a portion of the year, many of the decisions impacting 2016 compensation were made by Danaher and were grounded in Danaher’s compensation philosophies and policies.

Mr. Lico was an executive officer of Danaher prior to the Separation and, as such, his annual compensation prior to Separation was determined and approved by the Danaher Compensation Committee in his role as an executive officer of Danaher.

Our Other NEOs were employed by Danaher prior to the Separation, but none of the Other NEOs were executive officers of Danaher. Prior to the Separation, Danaher’s management and the Danaher Compensation Committee developed compensation packages, including base salaries, target incentives and annual equity grant values, for our Other NEOs in anticipation of their respective roles with Fortive following the Separation. The compensation packages were based on a comprehensive market analysis of the anticipated roles and responsibilities with Fortive upon Separation and were approved prior to the Separation by the Danaher Compensation Committee in accordance with Danaher policies and practices.

Prior to the Separation, Danaher engaged Frederic W. Cook & Co. (“FW Cook”) to provide consulting services in connection with certain executive compensation matters related to the Separation.

Post-Separation Decisions and Oversight

The allocation of responsibilities for executive compensation decisions following the Separation is summarized in the table below:

Our Compensation Committee	• Determines our compensation programs and policies for our executive officers; and • Approves the compensation levels applicable to our executive officers
Board of Directors and Management

•  The Board of Directors, the SVP, Human Resources, and other members of management are consulted by the Compensation Committee as the Committee establishes the compensation programs and policies for our executive officers

Independent Compensation Consultant	• Provides counsel and guidance to the Compensation Committee concerning our compensation levels and our compensation program; and • Reports directly to our Compensation Committee

Following the Separation, our Compensation Committee engaged FW Cook directly as its independent compensation consultant. Our Compensation Committee assessed the independence of FW Cook in accordance with the New York Stock Exchange (“NYSE”) Listing Standards and applicable SEC regulations and concluded that FW Cook’s work does not raise any conflict of interest.

2017 Proxy Statement	33

Compensation Discussion and Analysis

Shared Purpose and Values

Our core strategy, including the way we define our compensation philosophy, is driven by the following Shared Purpose and Values:

•  We seek out talented, curious people with a passion for continuous improvement.

•  We apply creativity and rigor to breakthrough products, services and processes.

•  Kaizen, or continuous improvement, is the foundation of our culture and fuels our passion for finding a better way.

•  We build our businesses to attract and retain long-term shareholders and employees.

Our compensation program is designed with the goal of translating our Shared Purpose and Values into action.

Analysis of 2016 Executive Compensation

Our 2016 executive compensation program—both before and after the Separation—consisted of four core elements, listed in order of significance.

ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES
Long-Term Incentive Compensation	• Stock Options • Performance-Based Restricted Shares • Performance Shares

•  Drive sustainable performance that delivers long-term value to shareholders.

•  Provide direct alignment to stock price appreciation.

•  Align the interest of the executive with those of the shareholders.

Annual Incentive Compensation	Cash	• Align compensation with business strategy. • Reward annual performance on key operational and financial measures. • Motivate and reward high individual performance.
Base Salary	Cash	• Help attract and retain executive talent. • Provide stable source of income. • Recognize day-to-day role and scope of responsibility.
Other Compensation	Employee Benefit Plans; Perquisites; Severance benefits	• Provide competitive compensation at an actual cost to the company lower than the perceived value to the executives.

34	2017 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Long-Term Incentive Awards

Target LTI Mix

Equity data reflects annual grant guideline and

excludes new hire/founders awards

Pre-Separation Equity Awards

In February 2016 and in anticipation of the Separation, the Danaher Compensation Committee determined the target dollar value of equity compensation to be delivered to each of our NEOs who was then employed by Danaher and granted (i) annual equity awards and (ii) other than with respect to Messrs. Lico or Underwood, non-recurring “Founders Grants” to each NEO. The Danaher Compensation Committee took into account that the ultimate, realized value of each award would depend substantially on, prior to the Separation, Danaher’s and, following the Separation, Fortive’s long-term performance as well as each of the following factors (none of which was assigned a particular weight by the Danaher Compensation Committee):

•	the relative complexity and importance of the NEO’s future position with Fortive;

•	the NEO’s performance record;

•	the NEO’s potential to contribute to Danaher’s performance prior to the Separation and Fortive’s performance after the Separation;

•	the NEO’s potential to assume additional leadership responsibility;

•	the goal of incentivizing such NEO to accomplish long-term results for our customers, our employees, and our shareholders; and

•	the risk/reward ratio of the award amount compared to the length of the related vesting provisions.

The Danaher Compensation Committee did not make a Founders Grant to Mr. Lico, instead deferring such decision to our Compensation Committee in the context of determining his overall compensation arrangement in his capacity as our President and CEO following the Separation.

Mr. Underwood was not employed by Danaher or by us at the time the 2016 annual equity awards were granted, and he, therefore, did not receive a Founders Grant. In order to recognize Mr. Underwood’s expected contributions to the Company and to recognize the compensation Mr. Underwood forfeited by separating from his prior employer to join the Company, the Danaher Compensation Committee awarded Mr. Underwood a non-recurring, new-hire grant prior to the Separation consisting of time-based RSUs and options as well as an annual equity award.

2017 Proxy Statement	35

Compensation Discussion and Analysis

The 2016 annual equity awards to our NEOs by Danaher prior to the Separation consisted of the following:

EXECUTIVE OFFICER	EQUITY AWARD TYPE AND PROPORTION
James A. Lico	50% stock options 25% performance-based restricted stock units (“RSUs”) 25% performance stock units (“PSUs”)
Charles E. McLaughlin	50% stock options 50% RSUs
Martin Gafinowitz	50% stock options 50% performance-based RSUs
Barbara Hulit	50% stock options 50% performance-based RSUs
Peter C. Underwood	50% stock options 50% RSUs

For Mr. Lico’s award of PSUs, the Danaher Compensation Committee translated the target dollar value for the PSUs into a target number of PSUs, established threshold, target and maximum performance levels and established a payout percentage curve that relates each level of performance to a payout expressed as a percentage of the target PSUs as follows:

RELATIVE TSR PERCENTILE—S&P 500 INDEX	PAYOUT PERCENTAGE
>75%	Maximum—200%
55%	Target—100%
35%	Threshold—50%
<35%	0%

The payout percentages for performance between threshold and target, or between target and maximum, respectively, would be determined by linear interpolation. Notwithstanding the above, if Danaher’s absolute TSR performance for the period were negative, a maximum of 100% of the target PSUs would vest (regardless of how strong Danaher’s performance was on a relative basis), and if Danaher’s absolute TSR performance for the period were positive a minimum of 25% of the target PSUs would vest.

Any PSUs that vest following the three-year performance period would be subject to an additional two-year holding period and paid out in shares of Danaher common stock following the fifth anniversary of the commencement of the performance period.

Consistent with Danaher’s equity grant practices corresponding to their positions at Danaher prior to the Separation, Mr. Gafinowitz’s and Ms. Hulit’s performance-based RSUs require four consecutive quarters of positive net income as a performance condition to vesting.

Treatment of Equity-Based Compensation Awards upon the Separation

In connection with the Separation, all Danaher equity awards held by our NEOs were adjusted using the following principles:

•	For each award holder, the intent was to maintain the economic value of those awards before and after the distribution date.

•	For our employees at the time of the Separation, including our NEOs, the awards were converted based on a “concentration” method solely into Fortive equity awards and denominated in shares of our common stock.

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Compensation Discussion and Analysis

The following table provides additional information regarding the adjustments that were made to each type of outstanding Danaher equity award.

TYPE OF DANAHER EQUITY AWARD	ADJUSTMENT FOR FORTIVE EMPLOYEES (INCLUDING OUR NEOs)
Stock Options	Danaher stock options were converted into options of comparable value to purchase Fortive common stock, with a vesting schedule identical to the remaining vesting schedule of the converted Danaher options.
Time-Based RSUs	Danaher RSUs were converted into RSUs of comparable value relating to Fortive common stock, with a vesting schedule identical to the remaining vesting schedule of the converted Danaher RSUs.
Performance-Based RSUs	Danaher Performance-Based RSUs with outstanding performance goals were replaced with performance-based Fortive restricted shares of comparable value (“RSAs”), with performance goals relating to Fortive instead of Danaher for the remaining performance period and with a vesting schedule identical to the remaining vesting schedule of the replaced Danaher Performance-Based RSUs.
PSUs	Danaher PSUs were converted into performance-based Fortive restricted stock awards (“PSAs”) of comparable value; the performance period was bifurcated between the Danaher performance period (i.e., grant to Separation) and Fortive performance period (i.e., Separation to end of original performance period), weighted pro rata based on the duration of each period.

Instead of being converted into Fortive RSUs and PSUs, the Danaher Performance-Based RSUs and PSUs for which the respective performance period had not concluded at the time of the Separation were cancelled and replaced with restricted shares of our common stock of comparable value and with continued performance requirement for purposes of qualifying the awards as performance-based compensation under Internal Revenue Code Section 162(m). The performance measures for the restricted shares issued by us as replacement for Danaher Performance-Based RSUs were met as of December 31, 2016 as certified by our Compensation Committee on February 23, 2017. However, such awards are still subject to time-vesting requirements.

At the time of the Separation, Mr. Lico had outstanding awards of stock options, time-based RSUs, performance-based RSUs and PSUs. Our Other NEOs had outstanding awards of stock options, time-based RSUs and, with respect to Mr. Gafinowitz and Ms. Hulit, performance-based RSUs. The number of shares subject to awards shown in the table below titled “Outstanding Equity Awards at 2016 Fiscal Year-End” reflects the adjustments described in the table above.

2017 Proxy Statement	37

Compensation Discussion and Analysis

Post-Separation Equity Awards

Promotion Equity Grant for Mr. Lico

In connection with the Separation, our Compensation Committee approved an increase in Mr. Lico’s target total direct compensation for 2016 (consisting of base salary, target bonus and target long-term incentive compensation) from $6,412,000 to $8,000,000 to reflect his new role as President and CEO of our Company. The Committee based the increase on its desire to more closely align Mr. Lico’s compensation arrangements with the objectives of our overall compensation philosophy and business strategy and with the CEO compensation practices of comparable companies, and to reflect the increase in the scope of responsibilities in his new role following the Separation. The majority of the increase in Mr. Lico’s target total direct compensation was an increase in his target long-term incentive compensation from $4,500,000 (last granted in February 2016) to $5,750,000. To effectuate this increase, our Compensation Committee approved an additional equity award for Mr. Lico with a target value of $1,250,000 consisting of the following:

FORM OF AWARD	NUMBER OF SHARES	KEY TERMS
Stock Options	38,730 shares	• Ratable vesting on 4th and 5th anniversaries of grant • Exercise price $48.60 (closing price on grant date)
Restricted Stock	6,455 shares	• Ratable vesting on 4th and 5th anniversary of grant • Vest only if Fortive has positive net income for 4 consecutive quarters following the Separation
Performance Shares	6,455 shares	• Contingent on Fortive relative TSR versus S&P 500 over 3-year performance period • Earned shares are subject to two-year holding requirement

The number of performance shares earned is determined as follows:

RELATIVE TSR PERCENTILE—S&P 500 INDEX	PAYOUT PERCENTAGE
≥75%	Maximum—200%
55%	Target—100%
35%	Threshold—50%
<35%	0%

The payout percentages for performance would be determined by linear interpolation. In addition, if TSR is negative, the maximum number of shares that may be earned is 100% of target irrespective of the relative TSR. If TSR is positive, a minimum of 25% of target shares will be earned irrespective of the relative TSR.

Founders Grant for Mr. Lico

Our Compensation Committee also approved a one-time equity award as a Founders Grants to Mr. Lico at the time of the Separation to:

•	Provide closer alignment of the interests of our President and Chief Executive Officer with our shareholders in connection with the Separation

•	Recognize his contributions in connection with the Separation, in light of the fact that Mr. Lico did not receive a Founders Grant from Danaher when the Founders Grant awards were made to the Other NEOs who were employed by Danaher in 2016 prior to the Separation, and

•	Retain his services in executing our strategies and operations following the Separation.

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Compensation Discussion and Analysis

The Founders Grant for Mr. Lico consisted of the following components:

FORM OF AWARD	KEY TERMS
Stock Options	• Ratable vesting on 4th and 5th anniversaries of grant • Exercise price $48.60 (closing price on grant date)
Restricted Stock	• Ratable vesting on 4th and 5th anniversary of grant • Vest only if Fortive has positive net income for 4 consecutive quarters following the Separation

Our Compensation Committee determined the amount of Mr. Lico’s Founders Grant based on the following considerations:

•	Its review of materials and recommendations provided by FW Cook for comparable companies in a spin-off transaction;

•	The amount of equity leverage that would be appropriate to align the interest of Mr. Lico with those of the shareholders; and

•	Establishing internal parity with Founders Grants awarded to other executive officers employed by Danaher at the time of the annual grant in February 2016.

The amounts of the equity grants to all of our NEOs, including the grant to Mr. Lico, are shown in the “Fiscal 2016 Grants of Plan-Based Awards” table below.

Annual Incentive Awards

We provide annual incentive awards to our NEOs under our Executive Incentive Compensation Plan (the “Executive Incentive Plan”). The Executive Incentive Plan provides cash bonuses to participants based on the achievement of annual performance metrics relating to our business and the participant’s personal performance. Other than with respect to Mr. Lico, the target annual incentive awards in 2016 as a percentage of base salary for each of the NEOs before and after the Separation were determined by Danaher, and documented in a corresponding offer letter, prior the Separation.

Pre-Separation Awards

Mr. Lico

2017 Proxy Statement	39

Compensation Discussion and Analysis

Prior to the Separation, Mr. Lico was a participant in Danaher’s Executive Incentive Compensation Plan. For 2016, the Danaher Compensation Committee assigned Mr. Lico a target bonus percentage representing a percentage of his base salary as of March 31, 2016. Subject to Danaher’s achievement of positive net income for the year, Mr. Lico would be eligible for a bonus equal to the target bonus amount multiplied by the Composite Performance Factor (which was to be the sum of the Danaher Company Performance Factor (weighted 60%) and the Personal Performance Factor (weighted 40%), subject to the Danaher Compensation Committee’s exercise of discretion. The Danaher Compensation Committee exercised its judgment in determining each element of the 2016 formula. Each element of the 2016 performance formula is further described below:

•	Danaher Company Performance Factor. The Danaher Company Performance Factor was based on Danaher’s 2016 performance against the two objective metrics described in the table below (the “Metrics”). For each of the Metrics the Danaher Compensation Committee established threshold, target and maximum levels of Danaher performance, as well as a payout percentage curve that relates each level of performance to a payout percentage, as follows:

	DANAHER COMPANY PERFORMANCE FACTOR PERCENTAGE
PERFORMANCE LEVEL	RATIO OF FREE CASH FLOW TO NET INCOME (“FREE CASH FLOW RATIO”)	ADJUSTED EPS
Maximum	150%	200%
Target	100%	100%
Threshold	50%	50%
Below Threshold	0%	0%

The payout percentages for performance between threshold and target, or between target and maximum, respectively, were determined by linear interpolation. Pursuant to the Employee Matters Agreement between Danaher and Fortive, Mr. Lico continued to be eligible for a bonus under the framework of the Danaher Executive Incentive Compensation Plan following the end of 2016, but the amount of any payout to be made by Danaher under Mr. Lico’s award would be prorated to reflect the portion of time he was employed by Danaher during the year. Accordingly, following the end of 2016, the Danaher Company Performance Factor was calculated as follows:

	2016 DANAHER COMPANY PERFORMANCE FACTOR MATRIX
METRIC*	TARGET PERFORMANCE LEVEL	ACTUAL PERFORMANCE LEVEL	PAYOUT % (BEFORE WEIGHTING)	WEIGHTING OF METRIC	WEIGHTED PAYOUT%
Danaher Adjusted EPS Growth Rate	14.0%	20.1%	154.4%	80%	123.5%
Danaher Free Cash Flow Ratio	103%	99.4%	88.3%	20%	17.7%
	Actual Danaher Company Performance Factor				141%

*	The financial metrics were calculated excluding the Fortive business, which was treated as a discontinued operation.

•	Personal Performance Factor. In determining the Personal Performance Factor for the prorated annual incentive award payable for the period prior to the Separation, Fortive’s Compensation Committee used the same Personal Performance Factor determined for Mr. Lico in calculating the prorated, post-separation annual incentive award, as discussed below under “—Annual Incentive Awards—Post-Separation Awards.” In determining the Personal Performance Factor, Fortive’s Compensation Committee also considered Mr. Lico’s performance in 2016 prior to the Separation.

•	Composite Performance Factor. The Danaher Company Performance Factor and Personal Performance Factor were calculated, weighted accordingly and added to yield Mr. Lico’s Composite Performance Factor. The Composite Performance Factor was multiplied by his target bonus amount and prorated to reflect his partial year of service with Danaher to yield his award amount for the pre-separation period for the year. Mr. Lico’s pre-separation period annual cash incentive compensation award is set forth in the “2016 Summary Compensation Table” along with his post-separation period annual cash incentive compensation award, which is discussed below under “—Annual Incentive Awards—Post-Separation Awards.”

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Compensation Discussion and Analysis

Other Fortive Named Executive Officers

Prior to the Separation, each of Messrs. McLaughlin, Gafinowitz and Underwood and Ms. Hulit participated in Danaher’s incentive compensation program covering senior leaders of Danaher operating companies (the “Senior Leader Incentive Program”). The Senior Leader Incentive Program provided cash bonuses based on the achievement of objective, annual performance metrics relating to the officer’s business as well as the officer’s personal performance. Under the performance formula effective for 2016, the Other NEOs would be eligible to receive a bonus equal to their respective target bonus amount, multiplied by (i) a Danaher company performance factor determined based on the 2016 performance of the officers’ respective business against the objective business-level financial performance metrics described below (“Senior Leader Business Metrics”), and (ii) a factor determined by the officers’ manager based on a subjective review of the officers’ performance against the officer’s annual personal performance goals and other factors (the “Personal Performance Factor”).

In determining the Personal Performance Factor for the prorated annual incentive award payable for the period prior to the Separation, we used the same Personal Performance Factor determined for the Other NEO in calculating the prorated, post-separation annual incentive award, as discussed below under “—Annual Incentive Awards—Post-Separation Awards.” Because each of the Other NEOs reported to Mr. Lico for all or substantially all of 2016, including during the period prior to the Separation, our Compensation Committee determined that Mr. Lico’s evaluation of performance of the Other NEOs in 2016 would be applicable to both the period prior to, and after, the Separation.

The following table sets forth the Senior Leader Business Metrics that were determined by Danaher prior to the Separation for the Other NEOs.

EXECUTIVE OFFICER	DANAHER COMPANY PERFORMANCE FACTOR MEASURE	PRE-SEPARATION TARGET PERCENTAGE RELATIVE TO BASE SALARY
Charles E. McLaughlin	Danaher’s Adjusted EPS as of the Separation	50%
Martin Gafinowitz	Performance of corresponding Business Unit	70%
Barbara Hulit	Danaher’s Adjusted EPS as of the Separation	60%
Peter C. Underwood	Danaher’s Adjusted EPS as of the Separation	70%

Based on the Personal Performance Factor determined with respect to each officer after the Separation and the performance level achieved by such officer’s business with respect to the Senior Leader Business Metrics prior to the Separation, the pre-separation period annual cash incentive compensation awards were calculated and are reflected in the “2016 Summary Compensation Table”, along with the post-separation period annual cash incentive compensation awards, which are discussed below under “—Annual Incentive Awards—Post-Separation Awards.”

2017 Proxy Statement	41

Compensation Discussion and Analysis

Post-Separation Awards

For the post-separation period in 2016, our Compensation Committee approved Executive Incentive Plan awards for each of our NEOs using a Composite Performance Factor structure similar to the structure of the pre-separation plan in which Mr. Lico participated. Under the post-separation awards, our NEOs were eligible to receive a bonus equal to his or her respective target bonus amount multiplied by the applicable Composite Performance Factor, which would be equal to the sum of the Fortive Company Performance Factor (weighted 60%) and the Personal Performance Factor (weighted 40%), subject to our Compensation Committee’s exercise of discretion.

Pursuant to the terms determined by Danaher prior to the Separation for our Other NEOs, the target annual incentive awards for 2016 as a percentage of base salary increased as follows for the indicated NEOs:

EXECUTIVE OFFICER	PRE-SEPARATION TARGET AWARD (% OF BASE SALARY)	POST-SEPARATION TARGET AWARD (% OF BASE SALARY)
Charles E. McLaughlin	50%	75%
Martin Gafinowitz	70%	75%

In addition, when establishing the compensation arrangement for Mr. Lico as our President and Chief Executive Officer following the Separation, our Compensation Committee maintained his target annual incentive award as a percentage of his base salary for 2016 at 125% following the Separation.

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Compensation Discussion and Analysis

The threshold, target and maximum potential bonus amounts for each of our NEOs for the post-separation period are set forth in the “2016 Grants of Plan-Based Awards” table. For each of our NEOs, the Fortive Company Performance Factor was determined solely by our Adjusted EPS1 for the six-month period ended 2016 following our Separation (“Fortive Adjusted EPS”), based on the threshold, target and maximum goal set forth below. The Compensation Committee used the Fortive Adjusted EPS as the performance metric in determining the Fortive Company Performance Factor because it believes that Adjusted EPS correlates strongly with shareholder returns and the Company’s operating performance during the period.

PAYOUT SCALE POSITION	FORTIVE ADJUSTED EPS	FORTIVE COMPANY PERFORMANCE FACTOR
Maximum	$ 1.375	200%
Target	$ 1.250	100%
Threshold	$ 1.063	50%
Below Threshold	<$ 1.063	0%

The Fortive Company Performance Factor was interpolated for Fortive Adjusted EPS on a linear basis as follows:

METRIC	TARGET PERFORMANCE LEVEL	ACTUAL PERFORMANCE LEVEL	FORTIVE COMPANY PERFORMANCE FACTOR
Fortive Adjusted EPS	$1.25	$1.35	180%

The Executive Incentive Plan also includes a performance hurdle requiring that we achieve positive net income for the performance period in order for any payments to be made. If the performance hurdle is met, then a maximum level of annual incentive award payouts is set from which our Compensation Committee may approve bonus payments based on the Composite Performance Factor.

[1]	“Fortive Adjusted EPS” means fully diluted earnings per share for the six-month period ended December 31, 2016 as determined pursuant to GAAP, but (i) excluding on a pretax basis amortization of acquisition-related intangible assets and (ii) applying our overall estimated effective tax rate to the adjustment identified in clause (i).

2017 Proxy Statement	43

Compensation Discussion and Analysis

Following the end of 2016, the Compensation Committee used its judgment and determined for each executive officer a Personal Performance Factor between 0% and 150%. Our Compensation Committee has discretion in determining the Personal Performance Factor of each of the executive officers, which discretion the Compensation Committee believes is an important risk-mitigating element to the Company’s compensation program. Without assigning any particular weight to any individual factor, the Compensation Committee took into account the size of the Fortive Company Performance Factor, the executive’s execution against his or her personal performance objectives for the year, the executive’s overall performance for the year and the amount of annual cash incentive compensation that peer companies would offer such executive. The following table summarizes the individual factors the Compensation Committee considered for each NEO in determining the corresponding Personal Performance Factor.

EXECUTIVE OFFICER	INDIVIDUAL FACTORS CONSIDERED BY THE COMMITTEE FOR PERSONAL PERFORMANCE FACTOR
James A. Lico	Consolidated financial performance in terms of growth, operating profit margin, and free cash flow. Qualitative and quantitative goals relating to building organizational strength and depth, effective capital deployment to increase long term performance by executing acquisition, integration and portfolio development strategies and acceleration of the innovation process to ensure competitive advantage across the portfolio.
Charles E. McLaughlin	Consolidated financial performance in terms of core revenue growth, operating profit margin, and free cash flow. Qualitative goals relating to strengthening the finance organization, developing investor relations capabilities, and executing acquisition, integration and portfolio development strategies.
Martin Gafinowitz	Financial or operational performance in the relevant business units in terms of core revenue growth, working capital turns, on-time delivery, and quality. Qualitative goals relating to strengthening the relevant business organization, and executing acquisition, integration and portfolio development strategies.
Barbara Hulit	Financial performance in the high-growth markets in terms of core revenue growth and operational performance in terms of growth and lean performance measures in operating companies mentored in FBS. Qualitative goals relating to strengthening the relevant regional and functional organizations, and executing acquisition, integration and portfolio development strategies.
Peter C. Underwood	Qualitative goals relating to strengthening the legal organization, compliance processes, and risk management processes, provision of legal support for the Board, and provision of legal support in executing acquisition and integration strategies.

Based on such consideration, the Compensation Committee assigned a Personal Performance Factor of 125% for Mr. Lico.

The payout percentages and corresponding Composite Performance Factor resulted in the payouts set forth in the 2016 Summary Compensation Table.

In addition, the Personal Performance Factor described above was applied for the NEOs in determining the respective prorated annual incentive award for the period in 2016 prior to the Separation.

Additional 2016 Cash Bonus to Messrs. Lico and McLaughlin

Our Compensation Committee has the ability to grant bonus awards outside of the Executive Incentive Plan in its discretion; however, any such bonus payments may not be entitled to the same beneficial tax treatment provided with respect to the non-equity incentive awards under the Executive Incentive Plan. Discretionary bonuses may be awarded in any amount that our Compensation Committee deems appropriate. For 2016, in light of the fact that Separation-related activities were not included in Messrs. Lico’s and McLaughlin’s respective 2016 personal performance goals under the

44	2017 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Executive Incentive Plan, our Compensation Committee awarded a non-recurring discretionary bonus in the amounts of $150,000 and $100,000 to Messrs. Lico and McLaughlin respectively in connection with their exceptional efforts and contributions in 2016 in the execution of our Separation and to reflect that, unlike many other executive officers, the increase in their base salaries was deferred until after the Separation and, as a result, the pre-separation portion of their 2016 annual incentive compensation was based on their respective pre-adjustment base salary.

2017 Company Performance Factor

In establishing annual incentive award opportunities for 2017, our Compensation Committee adjusted the calculation of the Company Performance Percentage in the following manner to incentivize both long-term perspective as well as execution of annual strategic performance, align company performance measures with the Company’s core strategies, and to further strengthen the risk-mitigating elements of our compensation program:

•	The Adjusted EPS metric will account for 70% of the Company Performance Factor.

•	Because the ability to generate cash from operations to execute on our capital allocation strategies is a critical component of our performance, our Compensation Committee has added a new metric of ratio of free cash flow to net income with a weight of 20% of the total Company Performance Factor; and

•	Because success of our capital allocation strategies is a critical component of our performance, our Compensation Committee has added a new metric of return on invested capital with a weight of 10% of the total Company Performance Factor.

Base Salaries

Pre-Separation

Prior to the Separation, the Danaher Compensation Committee reviewed base salaries for Danaher’s named executive officers, including Mr. Lico, in February of each year and in connection with promotions. In February 2016, the Danaher Compensation Committee determined Mr. Lico’s 2016 base salary, using his prior year’s base salary as the initial basis of consideration and (without giving specific weight to any particular factor) taking into account the relative complexity and importance of Mr. Lico’s role within Danaher and the market value of his role. Given that base salary is one of the elements in the formula for determining annual cash incentive compensation, the Danaher Compensation Committee also considered how changes in base salary would impact annual cash incentive compensation.

The base salary of each of our Other NEOs was determined by such officer’s direct manager. In determining 2016 base salaries for these officers, the officer’s prior year base salary was used as the initial basis of consideration and other factors taken into account included the officer’s personal performance in the prior year and the market value of the officer’s role. Given that base salary is one of the elements in the formula for determining annual cash incentive compensation, consideration was also given to how changes in base salary would impact the officer’s annual cash incentive compensation.

Post-Separation

As referenced under “— Long-Term Incentive Awards,” in connection with the Separation, our Compensation Committee approved an increase in Mr. Lico’s target total direct compensation for 2016 to reflect his increased responsibilities following the Separation. In connection with this increase, our Compensation Committee increased Mr. Lico’s base salary. In addition, Mr. McLaughlin’s base salary was increased pursuant to the terms of the offer to him determined by Danaher prior to the Separation. The amounts of these increases are shown below:

EXECUTIVE OFFICER	PRE-SEPARATION BASE SALARY	POST-SEPARATION BASE SALARY	PERCENTAGE INCREASE
James A. Lico	$850,000	$1,000,000	18%
Charles E. McLaughlin	$415,000	$510,000	23%

2017 Proxy Statement	45

Compensation Discussion and Analysis

Other Compensation

Sign-on Bonus for Mr. Underwood

In recognition of the expected contributions to the Company and to recognize the compensation Mr. Underwood forfeited by separating from his prior employer to join the Company, the Danaher Compensation Committee awarded Mr. Underwood a non-recurring, sign-on bonus of $250,000 prior to the Separation pursuant to the terms of the offer letter of employment. See “Employment Agreements—Letter Agreement with Peter Underwood.”

Severance Benefits

On March 27, 2017, the Compensation Committee, after assessment of market practices and to ensure that our executive officers remain focused on our businesses during periods of uncertainty and pursue transactions in the best interest of the shareholders, adopted our Severance and Change in Control Plan for Officers (the “Severance Plan”) that provides for severance benefits upon (i) a termination without cause not preceded by a change-in-control and (ii) a termination without cause, or good reason resignation, within 24 months following a qualified change in control.

“Double Trigger” Change-in-Control Severance. Because the change-in-control severance benefit is intended to ensure that the executive officers pursue transactions in the best interest of the shareholders, the Compensation Committee limited the definition “change-in-control” to include only:

•	a merger, consolidation or reorganization in which Fortive is not the surviving entity and in which the voting securities of Fortive prior to such transaction would represent 50% or less of the voting securities of the surviving entity;

•	sale of all or substantially all assets of Fortive, or

•	any transaction approved by the Board that results in any person or entity that is not an affiliate of Fortive owning 100% of Fortive’s outstanding voting securities.

If, within 24 months following a qualified change-in-control, an executive officer is terminated without cause, or resigns for good reason, then the following severance payment would accrue:

COMPENSATION	CEO	OTHER NEOs
Cash Severance Payment	2 times Base Salary and Target Annual Incentive Award	1 times Base Salary and Target Annual Incentive Award
Prorated Cash Annual Incentive Award	Target Annual Incentive Award prorated for the period from the beginning of the year to the date of termination.	Same
Equity Awards	Immediate acceleration of all unvested outstanding equity awards.	Same
Health Benefits	24 months	12 months
280G Excise Tax	No tax gross up	No tax gross up

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Compensation Discussion and Analysis

Termination without Cause Severance. In 2017, the Compensation Committee adopted the following vesting schedule for new equity awards to our executive officers that further aligns the interest of the executive officers with the long-term interest of the shareholder but subjects such equity awards to greater risk of forfeiture by such executive officers:

EQUITY AWARDS	CEO	OTHER NEOs
Options	Vesting ratable in the fourth and fifth anniversary, with no vesting prior to the fourth anniversary of the grant date.	Vesting ratable in the third, fourth and fifth anniversary, with no vesting prior to the third anniversary.
Performance Based RSUs or RSAs	Vesting ratable in the fourth and fifth anniversary, with no vesting prior to the fourth anniversary of the grant date and subject to satisfying the performance goal.	Vesting ratable in the third, fourth and fifth anniversary, with no vesting prior to the third anniversary and subject to satisfying the performance goal.
Relative TSR-Based PSUs or PSAs	Subject to 3-year performance period plus an additional two-year holding period.	Not Applicable.

In connection with the recognition of the increased risk of forfeiture for the equity awards by the executive officers and to ensure that our executive officers remain focused on our businesses during periods of uncertainty, the Compensation Committee provided the following severance benefits under the Severance Plan upon a termination without cause:

COMPENSATION	CEO	OTHER NEOs
Cash Severance Payment	2 times Base Salary	1 times Base Salary
Prorated Cash Annual Incentive Award	Payment based on actual performance against performance targets and prorated for the period from the beginning of the year to the date of termination.	Same
Prorated Equity Awards	• Based on actual performance against performance targets; • Subject to original time-vesting, and • Prorated for the period from the date of grant to the date of termination.	Same
Health Benefits	24 months	12 months

Perquisites

We make limited perquisites available to our NEOs. We believe these limited perquisites help make our executive compensation plans competitive, are generally more conservative than the perquisites offered by our peers, and are cost-effective in that the perceived value of these items is higher than our actual cost. The perquisites made available to our NEOs during 2016 were as follows:

TYPE	PARTICIPATING NEOs
Personal aircraft use	Messrs. Lico and McLaughlin
Relocation expenses	Messrs. McLaughlin and Underwood
Tickets to sporting events	Messrs. Lico and McLaughlin and Ms. Hulit

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Compensation Discussion and Analysis

The personal aircraft use was made available under an aircraft use policy adopted by our Compensation Committee. The policy permits the use of our aircraft only for business purposes other than with respect to a $150,000 and $50,000 personal use allowance to Messrs. Lico and McLaughlin, respectively. The personal use allowance is determined by the incremental cost to our company of the personal aircraft use as calculated by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the aircraft for the year, net of any applicable employee reimbursement. Since the aircraft is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the aircraft, exterior paint and other maintenance, inspection and capital improvement costs intended to cover a multiple-year period. Messrs. Lico and McLaughlin are required to reimburse us for any personal use of the aircraft in a particular year in excess of their respective personal use allowances.

Additional details on the other perquisites made available to our NEOs in 2016 are in the footnotes to the “Summary Compensation Table.”

Other Benefits

Our executive officers, including each of our NEOs, are eligible to participate in the following broad-based employee benefit plans, which are generally available to all U.S. salaried employees and do not discriminate in favor of our NEOs:

• Group medical insurance	• Group AD&D insurance	• Flexible spending accounts
• Group dental insurance	• Group life insurance	• 401(k) retirement plans
• Group vision insurance

In addition, each of our NEOs participates in the Fortive Executive Deferred Incentive Plan, or EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected members of our management. We use the EDIP to tax-effectively contribute amounts to executives’ retirement accounts and give our executives an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals. The amount we contribute annually to the executives’ accounts in the EDIP is set at a level that we believe is competitive with comparable plans offered by other companies in our industry. Participants in the EDIP do not fully vest in such amounts until they have participated in the program for 15 years or have reached age 55 with at least five years of service (including, for executives who were employed by Danaher prior to the Separation, years of service with Danaher prior to the Separation). The amounts contributed to the EDIP for 2016 with respect to our NEOs are shown in the “Summary Compensation Table.”

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Compensation Discussion and Analysis

Peer Group Compensation Analysis

Our Compensation Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our compensation program for executive officers supports our recruitment and retention needs and is fair and efficient. Following the Separation and in preparation for establishing the compensation for 2017, our Compensation Committee worked with FW Cook to develop a peer group of the following companies (the “peer companies”) for purposes of assessing competitive compensation practices, and intends to periodically review compensation data for the peer group derived from publicly filed proxy statements and available compensation survey data. The peer group was not used to determine any performance measures related to any executive compensation.

3M Company	Honeywell International Inc.	PTC Inc.
Ametek Inc.	IDEX Corporation	Rockwell Automation Inc.
Amphenol Corporation	Illinois Tool Works Inc.	Roper Technologies, Inc.
Citrix Systems, Inc.	Ingersoll-Rand plc	Stanley Black & Decker, Inc.
Danaher Corp.	Mettler-Toledo International Inc.	Synopsys Inc.
Dover Corp.	Pentair plc

Our Compensation Committee selected companies for inclusion in this peer group based on several important criteria:

•	membership in the S&P 1500 composite index;

•	the similarity of their industry classification to our company’s classification;

•	the strength of their financial performance over multiple years, including growth in revenue, income, and TSR;

•	the extent to which they compete with our company for executive talent and for investors; and

•	general comparability of key size measures, primarily revenue and market capitalization.

Our Compensation Committee does not rely solely on data from the peer group in establishing the compensation for our executive officers. Furthermore, our Compensation Committee does not target a specific competitive position versus the market in determining the compensation of our executive officers, because, in light of our diverse mix of businesses, strict benchmarking against a selected group of companies would not provide a meaningful basis for establishing compensation. Furthermore, while our Compensation Committee considers the data from the peer group helpful in assessing our competitive position, our Compensation Committee refers to other resources, including published compensation data from other surveys and from public compensation data for competitors to one or more of our operating companies. The compensation data of the peer group and such other resources are considered alongside the Company’s pay for performance and long-term value creation objectives in determining the compensation for our executive officers that best aligns management’s interest with those of our shareholders.

Stock Ownership Policies

Below is a summary of our policies relating to ownership of our common stock that apply to our NEOs.

Stock Ownership Requirements. To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each of our executive officers to obtain a substantial equity stake in our common stock within five years of their appointment to an executive position. The multiples of base salary required by the guidelines are as follows:

EXECUTIVE LEVEL	STOCK OWNERSHIP GUIDELINES (AS A MULTIPLE OF SALARY)
Chief Executive Officer	5.0x base salary
All Other Executive Officers, Including Other NEOs	3.0x base salary

2017 Proxy Statement	49

Compensation Discussion and Analysis

Once an executive has acquired a number of shares that satisfies the ownership multiple then applicable to him or her, such number of shares then becomes his or her minimum ownership requirement (even if the executive’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher level. Under the policy, beneficial ownership includes shares in which the executive or his or her spouse or child has a direct or indirect interest, notional shares of our common stock in the EDIP plan, shares held in a 401(k) plan, and unvested RSUs or RSAs and PSAs (based on target number of shares until vested and then based on the actual number of vested shares), but does not include shares subject to unexercised stock options. Each of our NEOs was in compliance with the stock ownership requirements as of December 31, 2016, having acquired the required number of shares or having more time to do so.

Pledging Policy. Our Board has adopted a policy that prohibits any of our executive officers, including our NEOs, from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls.

Hedging Policy. We maintain a policy that prohibits engaging in any transactions involving a derivative of our securities, including hedging transactions.

Recoupment Policy

To further discourage inappropriate or excessive risk-taking, our Compensation Committee has adopted a recoupment policy applicable to our executives, including our NEOs, and certain other employees (the “covered persons”). Under the policy, in the event of a material restatement of our consolidated financial statements (other than any restatement required pursuant to a change in applicable accounting rules), our Board may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available to us require reimbursement or payment to us of:

•	the portion of any annual incentive compensation payment awarded to, or any equity grants with financial performance measures earned by, any covered person within the three year period prior to the date such material restatement is first publicly disclosed that would not have been awarded had the consolidated financial statements that are the subject of such restatement been correctly stated (except that our Board has the right to require reimbursement of the entire amount of any such annual incentive compensation payment or equity grant from any covered person whose fraud or other intentional misconduct in our Board’s judgment alone or with others caused such restatement); and

•	all gains from other equity awards realized by any covered person during the twelve-month period immediately following the original filing of the consolidated financial statements that are the subject of such restatement.

Our recoupment policy provides that it will be deemed amended automatically to comply with applicable NYSE and SEC requirements.

In addition, under the terms of our 2016 Stock Incentive Plan, all outstanding unvested equity awards will be terminated immediately upon, and no associate can exercise any outstanding equity award after, such time he or she is terminated for gross misconduct. Under the terms of the EDIP, if the administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by us.

Regulatory Considerations

Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to its CEO or to any of its other three most highly compensated executive officers (other than the CFO). The statute generally exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. We review the tax impact of our executive compensation on us as well as on our executive officers. In addition, we

50	2017 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

review the impact of our compensation programs against other considerations, such as accounting impact, shareholder alignment, market competitiveness, effectiveness and perceived value to employees. We also took actions intended to qualify certain of our executive compensation programs in 2016 as performance-based compensation under transition rules provided by Section 162(m) for subsidiaries that become separate publicly traded companies that applied to us in connection with the Separation. Because many different factors influence a well-rounded, comprehensive executive compensation program, however, some of the compensation we provide to our executive officers might not be deductible under Section 162(m).

Risk Considerations and Review of Executive Compensation Practices

Risk-taking is an essential part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. Our Compensation Committee and our management reviewed our executive and non-executive compensation programs and determined that none of our compensation programs encourages or creates excessive risk-taking, and none is reasonably likely to have a material adverse effect on the Company. Our Compensation Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, our Compensation Committee considered in particular the following attributes and risk-mitigation features of our executive compensation program:

ATTRIBUTE	RISK-MITIGATING EFFECT
Emphasis on long-term, equity-based compensation	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value
Stock options, RSAs and RSUs vest over five years and PSAs are subject to three-year vesting and a further two-year holding period, and all are subject to our recoupment policy	Helps ensure our executives realize their compensation over a time horizon consistent with achieving long-term shareholder value
Payment amounts under our annual cash incentive compensation plan and the number of shares that a participant may earn under our PSA awards are capped	Reduces possibility that extraordinary events or formulaic payments could distort incentives or over-emphasize short-term over long-term performance
Robust stock ownership guidelines	Helps ensure our executives’ economic interests are aligned with the long-term interests of our shareholders
Prohibition on derivative transactions	Helps ensure the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions
Use of independent compensation consultants that perform no other services for our company	Helps ensure advice will not be influenced by conflicts of interest
Our Compensation Committee can exercise discretion in assessing the personal performance factor element of our annual incentive program to adjust annual cash incentive compensation payments	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

2017 Proxy Statement	51

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into Fortive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee of the Board of Directors

Kate D. Mitchell (Chair)

Feroz Dewan

52	2017 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

2016 Summary Compensation Table

The 2016 Summary Compensation Table and notes show all compensation paid to or earned by each of our NEOs for 2016 under Danaher’s compensation programs and plans prior to the Separation and under our compensation programs and plans on and after the Separation.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	BONUS ($) (2)	STOCK AWARDS ($) (3)	OPTION AWARDS ($) (3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (1)(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (5)	ALL OTHER COMPENSATION ($) (6)		TOTAL ($)
James A. Lico President and Chief Executive Officer	2016	$919,834	$150,000	$3,855,197	$3,720,788	$1,702,563	—	$244,406	(7)	$10,592,788
	2015	$701,200	—	$1,588,304	$1,393,534	$1,123,673	$2,937	$167,668		$4,977,316
	2014	$661,500	—	$2,904,906	$2,108,025	$1,022,100	$3,212	$133,876		$6,833,619
Charles E. McLaughlin Chief Financial Officer	2016	$460,682	$100,000	$999,354	$719,216	$438,347	—	$178,592	(8)	$2,896,191
	2015	$384,831	—	$191,306	$146,826	$300,000	—	$123,522		$1,146,485
	2014	$360,319	—	$194,768	$146,826	$203,527	—	$84,598		$814,746
Martin Gafinowitz Senior Vice President	2016	$597,542	—	$999,312	$719,216	$606,781	—	$81,745		$3,004,596
	2015	$513,874	—	$450,427	$315,050	$414,623	$855	$109,776		$1,804,605
Barbara Hulit Senior Vice President	2016	$587,248	—	$874,732	$775,034	$497,448	—	$80,316		$2,814,778
Peter C. Underwood SVP—General Counsel and Secretary (9)	2016	$315,379	$250,000	$992,036	$703,843	$325,966	—	$183,297	(10)	$2,770,521

(1)	Includes the following amounts deferred into the Danaher Executive Deferred Incentive Program (“DEDIP”) prior to the Separation and Fortive Executive Deferred Incentive Plan (“EDIP” and, together with DEDIP, “EDIPs” ) after the Separation. See “—Fortive Executive Deferred Incentive Plan” for a description of our EDIP:

	AMOUNT OF SALARY DEFERRED INTO EDIPS ($)			AMOUNT OF NON-EQUITY INCENTIVE COMPENSATION DEFERRED INTO EDIPS ($)
NAME	2014	2015	2016	2014	2015	2016
James A. Lico	—	—	—	$100,000	$100,000	$100,000
Charles E. McLaughlin	—	—	—	—	—	—
Martin Gafinowitz	N/A	$61,665	$71,630	N/A	$50,000	$200,238
Barbara Hulit	N/A	N/A	—	N/A	N/A	—
Peter C. Underwood	N/A	N/A	—	N/A	N/A	$65,193

(2)	For a discussion on Messrs. Lico’s, McLaughlin’s and Underwood’s 2016 bonus amounts, please see “Compensation Discussion and Analysis—Annual Incentive Awards—Additional 2016 Cash Bonus to Messrs. Lico and McLaughlin” and “Compensation Discussion and Analysis—Other Compensation—Sign-on Bonus for Mr. Underwood,” respectively.

(3)	The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards made in the applicable year by Danaher prior to the Separation and by us on or after the Separation, computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). The replacement or converted equity-based awards that were granted or adjusted in connection with the Separation as described under “—Treatment of Equity-Based Compensation Awards Upon the Separation” and that, prior to the Separation, related to outstanding Danaher awards, are not included as new awards in these columns. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For Mr. Lico, the “Stock Awards” column equals the aggregate grant date fair value of all PSUs and RSUs granted during 2016, and for all other NEOs, this column equals the grant date fair value of the RSUs granted during 2016. As described under “—Treatment of Equity-Based Compensation Awards Upon the Separation” Mr. Lico’s PSUs granted prior to the Separation were granted with a vesting schedule based on Danaher’s TSR ranking relative to the constituents of the S&P 500 Index over a three-year performance period, but were adjusted in connection with the Separation such that a portion of them were based on Danaher’s TSR ranking prior to the Separation and the remainder were based on our TSR ranking subsequent to the Separation. The grant date fair value of Mr. Lico’s PSUs has been calculated based on the probable outcome of the applicable performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718. The maximum aggregate value of all of Mr. Lico’s PSUs at the grant date assuming that the highest level of performance is attained is $ 2,325,396. With respect to RSUs, the grant date fair value under ASC 718 is calculated based on the number of shares of common stock underlying the RSU, times the closing price of the common stock on the date of grant. With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 16 to the Consolidated and Combined Financial Statements for the fiscal year 2016.

2017 Proxy Statement	53

Executive Compensation Tables

(4)	The following table sets forth the amount of the non-equity incentive plan compensation earned by each NEO with respect to the pre-separation and post separation periods, respectively:

NAME	PRE-SEPARATION COMPENSATION	POST-SEPARATION COMPENSATION
James A. Lico	$715,063	$987,500
Charles E. McLaughlin	$136,172	$302,175
Martin Gafinowitz	$273,385	$333,396
Barbara Hulit	$222,264	$275,184
Peter C. Underwood	$57,866	$268,100

(5)	The amounts set forth in this column represents the aggregate change in the actuarial present value of the corresponding NEO’s accumulated benefit under the Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan (“Danaher Cash Balance Plan”) in the applicable fiscal years. In connection with the Separation of Fortive from Danaher and pursuant to the employee matters agreement with Danaher, all accrued benefits under the Danaher Cash Balance Plan remained the obligation of Danaher, and Fortive did not replicate, replace or initiate any pension or other defined benefit plan. See “—2016 Pension Benefits.” Neither Danaher nor Fortive provided any above-market or preferential earnings on any deferred compensation.

(6)	The following table sets forth the 401(k) plan and EDIPs contributions made to our NEOs’ accounts for 2016, which amounts are included in “All Other Compensation” and, with respect to the 2016 EDIPs contributions, are based on the product of the number of notional phantom shares credited to an NEO’s account and the corresponding closing price of the applicable share as reported on NYSE on the date of such contributions:

NAME	401(K) CONTRIBUTIONS ($)	2016 EDIPS CONTRIBUTIONS ($)
James A. Lico	$15,900	$147,184
Charles E. McLaughlin	$15,900	$34,842
Martin Gafinowitz	$15,900	$65,845
Barbara Hulit	$15,900	$64,416
Peter C. Underwood	$4,615	$25,500

(7)	Includes $77,364 relating to personal use of our corporate aircraft plus costs of tickets to sporting events. The incremental cost to us of the personal aircraft use is calculated by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular aircraft for the year, net of any applicable employee reimbursement. Since the aircraft is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the aircraft, exterior paint and other maintenance, inspection and capital improvement costs intended to cover a multiple-year period. Mr. Lico’s annual perquisite allowance for personal use of our corporate aircraft is limited to $150,000 and Mr. Lico is required to reimburse us for any personal use of the aircraft in a particular year in excess of $150,000.

(8)	Includes an aggregate of $121,338 in perquisites consisting of the following: $26,760 relating to personal use of our corporate aircraft, plus $94,513 of relocation costs (excluding tax reimbursement for taxable relocation benefits) plus costs of tickets to sporting events. The incremental cost to us of the personal aircraft use is calculated as described in note (7) above. Mr. McLaughlin’s annual perquisite allowance for personal use of our corporate aircraft is limited to $50,000 and Mr. McLaughlin is required to reimburse us for any personal use of the aircraft in a particular year in excess of $50,000. In connection with Mr. McLaughlin becoming our Chief Financial Officer, we provided him with the above-noted $94,513 of relocation assistance under the relocation program that we make available to management employees generally, including the payment of costs related to his purchase of a new residence as well as reimbursement in the amount of $2,808 for the income taxes incurred by Mr. McLaughlin with respect to the taxable portion of the relocation perquisites.

(9)	Mr. Underwood joined us in May 2016 as our Senior Vice President—General Counsel and Secretary.

(10)	Includes $136,835 relating to relocation costs (excluding tax reimbursement for taxable relocation benefits). In connection with Mr. Underwood’s joining us as our Senior Vice President—General Counsel and Secretary, we provided him with the above-noted $136,835 of relocation assistance under the relocation program that we make available to management employees generally, including the payment of costs related to his purchase of a new residence as well as reimbursement in the amount of $16,347 for the income taxes incurred by Mr. Underwood with respect to the taxable portion of the relocation perquisites.

54	2017 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

Grants of Plan-Based Awards for Fiscal 2016

The following table sets forth certain information regarding grants of plan-based awards to our NEOs in 2016 under Danaher’s compensation programs and plans prior to the Separation and under our compensation programs and plans following the Separation. The award types, share numbers and exercise prices of the 2016 pre-separation grants have been updated to reflect the effect of the Separation. See “Compensation Discussion and Analysis—Long-Term Incentive Awards” for a discussion of the effect of the Separation on outstanding awards.

The table does not include equity awards issued to replace Danaher equity awards granted prior to 2016 that were outstanding at the time of the Separation in accordance with the Employee Matters Agreement. Details regarding these awards can be found in the Outstanding Equity Awards at 2016 Fiscal Year-End table.

NAME	TYPE OF AWARD	GRANT DATE	COMMITTEE APPROVAL DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS (#) (2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (2)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
				THRESHOLD ($) (3)	TARGET ($) (3)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
James A. Lico	Pre-separation annual cash incentive compensation	—	—	$265,625	$531,250	$10,000,000	—	—	—	—	—	—	—
	Post-separation annual cash incentive compensation	—	—	$312,500	$625,000	$10,000,000	—	—	—	—	—	—	—
	Pre-separation stock options (5)	2/24/2016	2/23/2016	—	—	—	—	—	—	—	163,052	$42.55	$1,992,727
	Founder’s grant stock options (5)	7/05/2016	7/05/2016	—	—	—	—	—	—	—	77,450	$48.60	$1,151,991
	Post-separation stock options (5)	7/05/2016	7/05/2016	—	—	—	—	—	—	—	38,730	$48.60	$576,070
	Pre-separation restricted shares (6)	2/24/2016	2/23/2016	—	—	—	—	26,903	26,903	—	—	—	$1,224,041
	Founder’s grant restricted shares (6)	7/05/2016	7/05/2016	—	—	—	—	25,820	25,820	—	—	—	$1,174,767
	Post-separation restricted shares (6)	7/05/2016	7/05/2016	—	—	—	—	6,455	6,455	—	—	—	$293,691
	Pre-separation performance shares (6)	2/24/2016	2/23/2016	—	—	—	6,726	26,903	53,806	—	—	—	$937,708
	Post-separation performance shares (6)	7/05/2016	7/05/2016	—	—	—	1,614	6,455	12,910	—	—	—	$224,990
Charles E. McLaughlin	Pre-separation annual cash incentive compensation	—	—	$51,875	$103,750	$10,000,000	—	—	—	—	—	—	—
	Post-separation annual cash incentive compensation	—	—	$95,625	$191,250	$10,000,000	—	—	—	—	—	—	—
	Pre-separation stock options (7)	2/24/2016	2/23/2016	—	—	—	—	—	—	—	54,357	$42.55	$539,412
	Founder’s grant stock options (7)	2/24/2016	2/23/2016	—	—	—	—	—	—	—	18,119	$42.55	$179,804
	Pre-separation restricted shares (8)	2/24/2016	2/23/2016	—	—	—	—	—	—	17,935	—	—	$749,277
	Founder’s grant restricted shares (8)	2/24/2016	2/23/2016	—	—	—	—	—	—	5,986	—	—	$250,077
Martin Gafinowitz	Pre-separation annual cash incentive compensation	—	—	$102,900	$205,800	$10,000,000	—	—	—	—	—	—	—
	Post-separation annual cash incentive compensation	—	—	$110,250	$220,500	$10,000,000	—	—	—	—	—	—	—
	Pre-separation stock options (9)	2/24/2016	2/23/2016	—	—	—	—	—	—	—	47,101	$42.55	$467,407
	Founder’s grant stock options (9)	2/24/2016	2/23/2016	—	—	—	—	—	—	—	25,375	$42.55	$251,809
	Pre-separation restricted shares (10)	2/24/2016	2/23/2016	—	—	—	—	15,547	15,547	—	—	—	$649,511
	Founder’s grant restricted shares (10)	2/24/2016	2/23/2016	—	—	—	—	8,373	8,373	—	—	—	$349,801
Barbara Hulit	Pre-separation annual cash incentive compensation	—	—	$88,200	$176,400	$10,000,000	—	—	—	—	—	—	—
	Post-separation annual cash incentive compensation	—	—	$88,200	$176,400	$10,000,000	—	—	—	—	—	—	—
	Pre-separation stock options (9)	2/24/2016	2/23/2016	—	—	—	—	—	—	—	39,866	$42.55	$487,219
	Founder’s grant stock options (9)	2/24/2016	2/23/2016	—	—	—	—	—	—	—	23,550	$42.55	$287,815
	Pre-separation restricted shares (11)	2/24/2016	2/23/2016	—	—	—	—	13,159	13,159	—	—	—	$549,747
	Founder’s grant restricted shares (11)	2/24/2016	2/23/2016	—	—	—	—	7,779	7,779	—	—	—	$324,985
Peter C. Underwood	Pre-separation annual cash incentive compensation	—	—	$24,385	$48,770	$10,000,000	—	—	—	—	—	—	—
	Post-separation annual cash incentive compensation	—	—	$87,500	$175,000	$10,000,000	—	—	—	—	—	—	—
	Pre-separation stock options (7)	5/15/2016	5/10/2016	—	—	—	—	—	—	—	28,941	$47.51	$316,706
	New hire grant stock options (12)	5/15/2016	5/10/2016	—	—	—	—	—	—	—	35,377	$47.51	$387,137
	Pre-separation restricted shares (13)	5/15/2016	5/10/2016	—	—	—	—	—	—	9,552	—	—	$446,451
	New hire grant restricted shares (13)	5/15/2016	5/10/2016	—	—	—	—	—	—	11,673	—	—	$545,585

2017 Proxy Statement	55

Executive Compensation Tables

(1)	These columns relate to 2016 cash award opportunities under, for pre-separation periods, Danaher’s 2007 Executive Incentive Compensation Plan (with respect to Mr. Lico) or Danaher’s Senior Leader Incentive Plan (with respect to Messrs. McLaughlin, Gafinowitz and Underwood and Ms. Hulit) and, for post-separation periods, our Executive Incentive Compensation Plan.

(2)	These columns relate to awards granted under our 2016 Stock Incentive Plan, the terms of which apply to all of the equity awards described in this table.

(3)	No amount will be paid out with respect to any annual bonus opportunity if performance is below threshold. The threshold and target estimated payouts for the pre-separation and post-separation annual cash incentive compensation set forth in the table are 50% of the corresponding full year possible payouts to reflect proration resulting from the Separation.

(4)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718.

(5)	For a description of the vesting terms of the award, please see Footnote 2 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(6)	For a description of the vesting terms of the award, please see Footnote 7 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(7)	For a description of the vesting terms of the award, please see Footnote 4 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(8)	For a description of the vesting terms of the award, please see Footnote 8 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(9)	For a description of the vesting terms of the award, please see Footnote 3 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(10)	For a description of the vesting terms of the award, please see Footnote 10 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(11)	For a description of the vesting terms of the award, please see Footnote 12 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(12)	For a description of the vesting terms of the award, please see Footnote 5 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(13)	For a description of the vesting terms of the award, please see Footnote 13 to the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

56	2017 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of December 31, 2016. The information set forth below with respect to outstanding equity awards made prior to July 2, 2016 reflect the conversion of such awards in the Separation.

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)
James A. Lico	7/5/2016	—	116,180	(2)	$48.60	7/5/2026	—		—	—		—
	2/24/2016	—	163,052	(2)	$42.55	2/24/2026	—		—	—		—
	2/24/2015	—	116,298	(2)	$42.47	2/24/2025	—		—	—		—
	5/15/2014	—	86,865	(3)	$36.58	5/15/2024	—		—	—		—
	2/24/2014	—	109,350	(2)	$37.36	2/24/2024	—		—	—		—
	7/30/2013	51,418	102,840	(3)	$32.78	7/30/2023	—		—	—		—
	2/21/2013	—	127,080	(2)	$29.76	2/21/2023	—		—	—		—
	2/23/2012	73,337	73,338	(2)	$26.10	2/23/2022	—		—	—		—
	2/23/2011	158,686	—		$24.20	2/23/2021	—		—	—		—
	2/23/2010	195,293	—		$18.21	2/23/2020	—		—	—		—
	2/24/2009	248,298	—		$12.83	2/24/2019	—		—	—		—
	2/20/2008	111,994	—		$18.42	2/20/2018	—		—	—		—
	—	—	—		—	—	239,565	(6)	$12,847,871	111,732	(7)	$5,992,187
Charles E. McLaughlin	2/24/2016	—	72,476	(4)	$42.55	2/24/2026
	7/15/2015	2,738	10,953	(4)	$43.10	7/15/2025	—		—	—		—
	7/15/2014	4,926	7,392	(4)	$38.18	7/15/2024	—		—	—		—
	7/30/2013	8,436	5,624	(4)	$32.78	7/30/2023	—		—	—		—
	7/25/2012	14,084	3,522	(4)	$24.93	7/25/2022	—		—	—		—
	11/4/2011	6,538	—		$23.79	11/4/2021	—		—	—		—
	2/23/2011	11,908	—		$24.20	2/23/2021	—		—	—		—
	2/23/2010	14,224	—		$18.21	2/23/2020	—		—	—		—
	—	—	—		—	—	34,153	(8)	$1,831,625	—		—
Martin Gafinowitz	2/24/2016	—	72,476	(3)	$42.55	2/24/2026	—		—	—		—
	2/24/2015	—	32,712	(3)	$42.47	2/24/2025	—		—	—		—
	5/15/2014	—	8,690	(3)	$36.58	5/15/2024	—		—	—		—
	2/24/2014	—	30,765	(3)	$37.36	2/24/2024	—		—	—		—
	2/21/2013	11,648	23,299	(3)	$29.76	2/21/2023	—		—	—		—
	2/23/2012	24,444	12,224	(3)	$26.10	2/23/2022	—		—	—		—
	2/23/2011	34,393	—		$24.20	2/23/2021	—		—	—		—
	—	—	—		—	—	54,481	(9)	$2,921,816	23,920	(10)	$1,282,830
Barbara Hulit	2/24/2016	—	63,416	(3)	$42.55	2/24/2026	—		—	—		—
	2/24/2015	—	39,989	(3)	$42.47	2/24/2025	—		—	—		—
	5/15/2014	—	17,381	(3)	$36.58	5/15/2024	—		—	—		—
	2/24/2014	—	37,591	(3)	$37.36	2/24/2024	—		—	—		—
	2/21/2013	15,536	31,073	(3)	$29.76	2/21/2023	—		—	—		—
	2/23/2012	32,602	16,303	(3)	$26.10	2/23/2022	—		—	—		—
	2/23/2011	34,504	—		$24.20	2/23/2021	—		—	—		—
	—	—	—		—	—	54,157	(11)	$2,904,440	20,938	(12)	$1,112,905
Peter C. Underwood	5/15/2016	—	28,941	(4)	$47.51	5/15/2026	—		—	—		—
	5/15/2016	—	35,377	(5)	$47.51	5/15/2026	—		—	—		—
	—	—	—		—	—	21,225	(13)	$1,138,297	—		—

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Executive Compensation Tables

(1)	Market value is calculated based on the closing price of our common stock on December 30, 2016, the last trading day of the year, as reported on the NYSE ($53.63 per share), times the number of unvested shares.

(2)	Under the terms of the award, 50% of the options granted become or became exercisable on each of the fourth and fifth anniversaries of the grant date.

(3)	Under the terms of the award, one-third of the options granted become or became exercisable on each of the third, fourth and fifth anniversaries of the grant date.

(4)	Under the terms of the award, 20% of the options granted become or became exercisable on each of the first five anniversaries of the grant date.

(5)	Under the terms of the award, one-third of the options granted become or became exercisable on each of the first three anniversaries of the grant date.

(6)	Includes 19,196 RSUs granted on 2/24/2015; 43,741 RSUs granted on 2/24/2014 (which converted into RSAs upon the Separation, as discussion in “—Treatment of Equity-Based Compensation Awards Upon the Separation”); 50,833 RSUs granted on 2/21/2013, and 29,338 granted on 2/23/2012, one half of which vest on each of the fourth and fifth anniversaries of the grant date. It also includes 34,753 RSUs granted on 5/15/2014 and 61,704 RSUs granted on 7/30/2013, one third of which vests on each of the third, fourth, and fifth anniversaries of the grant date.

(7)	This amount includes 32,275 Performance-Based RSAs granted on 7/5/2016; and 6,455 PSAs granted on 7/5/2016. It also includes 26,903 PSUs granted on 2/24/2016, 26,903 Performance-Based RSUs granted on 2/24/2016 and 19,196 PSUs granted on 2/24/2015, each of which were converted into PSAs upon the Separation, as discussed in “—Treatment of Equity-Based Compensation Awards Upon the Separation.” One half of each of the Performance-Based RSU and RSA awards vest on each of the fourth and fifth anniversaries of the grant date. However, none of the RSUs or RSAs will vest unless the Company achieves positive net income for four consecutive fiscal quarters starting after the grant date and ending on or prior to the tenth anniversary of the grant date. The number of shares of common stock that vest pursuant to the PSU/PSA awards is based on total shareholder return (TSR) ranking relative to the S&P 500 Index over a three-year performance period. Payout at 100% of the target level requires achievement of above-median performance and rank at the 55th percentile of the S&P 500 Index, while the PSUs/PSAs pay out at 200% for performance that equals or exceeds the 75th percentile, 50% for performance at the 35th percentile and zero percent for performance below the 35th percentile. The payout percentages for performance between threshold and target, or between target and maximum, respectively, are determined by linear interpolation. Notwithstanding the above, if absolute TSR performance for the period is negative, a maximum of 100% of the target PSUs/PSAs will vest, regardless of how strong performance is on a relative basis, and if absolute TSR performance for the period is positive, a minimum of 25% of the target PSUs/PSAs will vest. Any PSUs/PSAs that vest following the three-year performance period are subject to an additional two-year holding period and are paid out in shares of common stock following the fifth anniversary of the commencement of the performance period. The number of shares reported with respect to PSUs/PSAs is the number of shares that would be awarded assuming target performance is achieved.

(8)	Includes 23,921 RSUs granted on 2/24/2016; 3,616 RSUs granted on 7/15/2015; 2,958 RSUs granted on 7/15/2014; 2,250 RSUs granted on 7/30/2013; and 1,408 RSUs granted on 7/25/2012. 20% of each award vests on each of the first five anniversaries of the grant date.

(9)	Includes 10,802 RSUs granted on 2/24/2015; 3,485 RSUs granted on 5/15/2014; 25,981 RSUs granted on 2/24/2014; 9,320 RSUs granted on 2/21/2013; and 4,893 RSUs granted on 2/23/2012. One third of each award vests on each of the third, fourth, and fifth anniversaries of the grant date.

(10)	Consists of 23,920 RSUs granted on 2/24/2016 (which converted into RSAs upon the Separation, as discussion in “—Treatment of Equity-Based Compensation Awards Upon the Separation”), one third of which will vest on each of the third, fourth, and fifth anniversaries of the grant date. However, none of the RSAs will vest unless the Company achieves positive net income for four consecutive fiscal quarters starting after the grant date and ending on or prior to the tenth anniversary of the grant date.

(11)	Includes 13,200 RSUs granted on 2/24/2015; 6,959 RSUs granted on 5/15/2014; 15,045 RSUs granted on 2/24/2014; 12,430 RSUs granted on 2/21/2013; and 6,523 RSUs granted on 2/23/2012. One third of each award vests on each of the third, fourth, and fifth anniversaries of the grant date.

(12)	Consists of 20,938 RSUs granted on 2/24/2016 which converted into RSAs upon the Separation, as discussion in “—Treatment of Equity-Based Compensation Awards Upon the Separation”), one third of which will vest on each of the third, fourth, and fifth anniversaries of the grant date. However, none of the RSAs will vest unless the Company achieves positive net income for four consecutive fiscal quarters starting after the grant date and ending on or prior to the tenth anniversary of the grant date.

(13)	Includes 11,673 RSUs granted on 5/15/2016, one third of which will vest on each of the first three anniversaries of the grant date. Also includes 9,552 RSUs granted on 5/15/2016, 20% of which will vest on each of the first five anniversaries of the grant date.

58	2017 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

Option Exercises and Stock Vested During Fiscal 2016

The following table summarizes stock option exercises and the vesting of RSU awards with respect to our NEOs in 2016.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (1)	VALUE REALIZED ON EXERCISE ($) (2)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (1)	VALUE REALIZED ON VESTING ($) (3)
James A. Lico
Danaher Common Stock	100,000	$5,489,771	29,797	$2,601,874
Fortive Common Stock	—	—	30,850	$1,487,279
Total		$5,489,771		$4,089,153
Charles E. McLaughlin
Danaher Common Stock	12,000	$587,481	—	—
Fortive Common Stock	—	—	4,948	$246,853
Total		$587,481		$246,853
Martin Gafinowitz
Danaher Common Stock	106,600	$6,662,184	6,897	$600,694
Fortive Common Stock	—	—	—	—
Total		$6,662,184		$600,694
Barbara Hulit
Danaher Common Stock	54,486	$3,567,903	8,794	$765,862
Fortive Common Stock	—	—	—	—
Total		$3,567,903		$765,862
Peter C. Underwood
Danaher Common Stock	—	—	—	—
Fortive Common Stock	—	—	—	—
Total	—	—	—	—

(1)	Any shares acquired prior to the Separation pertain to shares of Danaher Common Stock and any shares acquired after the Separation pertain to shares of our Common Stock.

(2)	Calculated by multiplying the number of corresponding shares acquired times the difference between the exercise price and the market price of the underlying common stock at the time of exercise.

(3)	Calculated by multiplying the number of corresponding shares acquired times the closing price of the common stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2016 Pension Benefits

Prior to our Separation from Danaher, Messrs. Lico and Gafinowitz participated in the Cash Balance Plan under the Danaher Corporation & Subsidiaries Pension Plan (the “Danaher Cash Balance Plan”), which was the only defined benefit pension plan in which any of our NEOs participated during 2016. The Danaher Cash Balance Plan is a funded pension plan qualified under Section 401(a) of the Code. Prior to the inception of the Danaher Cash Balance Plan in 1997, Danaher made annual contributions to the defined contribution retirement plans of substantially all of its United States salaried employees, in an amount equal to 3% of the employee’s annual, eligible base salary. From 1997 through 2003, in lieu of these contributions, Danaher credited the same level of contributions to the Danaher Cash Balance Plan for each covered employee. As of December 31, 2003, the plan was “frozen” with respect to substantially all participants under the plan with no further

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contributions made with respect to such participants. All accrued benefits under the plan for these participants became 100% vested as of such date. All account balances under the plan with respect to these participants increased each year at the annual rate of interest on 30-year Treasury securities for the month of November preceding the first day of the applicable plan year. Upon termination of employment, a participant is entitled to receive his or her vested accrued benefit in cash or as an annuity (based on the participant’s election).

After the Separation and pursuant to the employee matters agreement, Danaher retained all liabilities for benefits accrued under the Danaher Cash Balance Plan, including the accrued benefits for Messrs. Lico and Gafinowitz. In addition, Fortive did not replicate, replace, or initiate any pension or other defined benefit plans in connection with the Separation. As of December 31, 2016, (i) Mr. Lico had an accrued balance of $87,895 in the Danaher Cash Balance Plan, with 6.4 years of credited service, representing the number of years Mr. Lico participated in the Cash Balance Plan before the plan was frozen in 2003 and (ii) Mr. Gafinowitz had an accrued balance of $24,031 in the Cash Balance Plan, with 1.0 year of credited service, representing the number of years Mr. Gafinowitz participated in the Danaher Cash Balance Plan before the plan was frozen in 2003. Because the Separation resulted in termination of employment of Messrs. Lico and Gafinowitz with Danaher, they had the ability to receive their respective accrued benefit in the Danaher Cash Balance Plan in cash or as an annuity. In 2017, Mr. Lico liquidated his accrued benefits under the Danaher Cash Plan and reinvested the payment in Fortive’s 401(k) plan. Mr. Gafinowitz elected to retain his balance in the Danaher Cash Balance Plan, with the obligations thereunder remaining with Danaher.

2016 Nonqualified Deferred Compensation

The table below sets forth for each NEO information regarding participation in the EDIPs. There were no withdrawals by or distributions to any of the NEOs from either the DEDIP or the EDIP in 2016 other than the transfer of balances under the DEDIP to the EDIP in connection with the Separation.

NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (2)	AGGREGATE EARNINGS IN LAST FY ($) (3)	AGGREGATE BALANCE AT LAST FYE ($) (4)
James A. Lico	EDIP	$100,000	$147,184	$1,318,525	$6,519,890
Charles E. McLaughlin	EDIP	$—	$34,842	$76,461	$577,902
Martin Gafinowitz	EDIP	$121,630	$65,845	$810,951	$4,671,197
Barbara Hulit	EDIP	$—	$64,416	$268,739	$1,164,129
Peter C. Underwood	EDIP	$—	$25,500	$5,667	$31,167

(1)	Consists of contributions of the following amounts to the DEDIP prior to the Separation with respect to salary or non-equity incentive compensation reported in the Summary Compensation Table:

NAME	2016 SALARY	NON-EQUITY INCENTIVE PLAN COMPENSATION EARNED WITH RESPECT TO 2015 BUT DEFERRED IN 2016
James A. Lico	—	$100,000
Charles E. McLaughlin	—	—
Martin Gafinowitz	$71,630	$50,000
Barbara Hulit	—	—
Peter C. Underwood	—	—

(2)	The amounts set forth in this column are included as 2016 compensation under the “All Other Compensation” column in the 2016 Summary Compensation Table.

(3)	Earnings represent returns on investments on investment alternatives that are the same investment alternatives available to all employees under the 401(k) plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2016 Summary Compensation Table.

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Executive Compensation Tables

(4)	The table below indicates for each NEO how much of the EDIP balance set forth in this column has been reported as compensation in Fortive’s Summary Compensation Table in prior fiscal year, including for the 2016 fiscal year:

NAME	AMOUNT INCLUDED IN “AGGREGATE BALANCE AT LAST FYE” COLUMN THAT HAS BEEN REPORTED AS COMPENSATION IN THE SUMMARY COMPENSATION TABLE IN THIS YEAR AND PREVIOUS YEARS ($)
James A. Lico	$599,972
Charles E. McLaughlin	$96,543
Martin Gafinowitz	$322,140
Barbara Hulit	$64,416
Peter C. Underwood	$25,500

Potential Payments upon Termination or Change-of-Control as of 2016 Fiscal Year-End

The following table describes the payments and benefits that each NEO would have been entitled to receive upon termination of employment or in connection with a change-of-control of our company as of December 31, 2016. The amounts set forth below assume that the triggering event occurred on December 31, 2016. The Company did not provide for any potential payments upon change-in-control as of December 31, 2016. See “—Severance and Change in Control Plan for Officers” for a description of the severance plan adopted by the Company on March 27, 2017 providing for certain severance payment upon termination without cause and severance payment upon termination following change-in-control. The payments and benefits identified below with respect to “Termination without Cause” and “Termination Following Change-in-Control” assume that such severance plan had been approved and adopted on or prior to December 31, 2016 and that the termination occurred on December 31, 2016 and, if applicable, the change-in-control occurred on or prior to December 31, 2016. Where benefits are based on the market value of our common stock, we have used the closing price of our common stock as reported on the NYSE on December 30, 2016, the last trading day of the year ($53.63 per share). In addition to the amounts set forth below, upon any termination of employment, each executive would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as life insurance proceeds (for any termination caused by death), unused vacation and 401(k) plan distributions, (2) receive accrued, vested balances under the EDIP (except that under the EDIP, if an employee’s employment terminates as a result of gross misconduct, the EDIP administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero), and (3) exercise vested stock options (except that under the terms of our 2016 Stock Incentive Plan, all outstanding equity awards are terminated upon, and no employee can exercise any outstanding equity award after, termination for gross misconduct). The values reflected in the table below relating to the acceleration of stock options, RSUs, RSAs and PSAs reflect the intrinsic value (that is, the value based on the price of our common stock, and in the case of stock options minus the exercise price) of the options, RSUs, RSAs and PSAs that would have vested had the specified event occurred as of December 31, 2016.

NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION/CHANGE OF CONTROL (“CIC”) EVENT
		TERMINATION WITHOUT CAUSE (1)	RETIREMENT	DEATH	TERMINATION FOLLOWING CHANGE-IN- CONTROL (1)
James A. Lico	Value of unvested stock options that would be accelerated or continue to vest (2),(3)	$9,544,067	—	$14,145,669	$14,145,669
	Value of unvested RSAs and PSAs that would be accelerated or continue to vest (2),(3)	$11,485,883	—	$10,925,986	$18,840,058
	Benefits continuation	$46,875	—	—	$46,875
	Severance Payment	$2,000,000	—	—	$4,500,000
	Target Annual Bonus (4)	—	—	—	$1,250,000
	Performance-Based Annual Bonus (4)	$1,702,563	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$24,779,388	—	$25,071,655	$38,782,601

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NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION/CHANGE OF CONTROL (“CIC”) EVENT
		TERMINATION WITHOUT CAUSE (1)	RETIREMENT	DEATH	TERMINATION FOLLOWING CHANGE-IN- CONTROL (1)
Charles E. McLaughlin	Value of unvested stock options that would be accelerated (2),(3)	$649,632	$391,681	$1,250,917	$1,250,917
	Value of unvested RSAs that would be accelerated (2),(3)	$897,552	$630,421	$493,825	$1,831,625
	Benefits continuation	$23,437	—	—	$23,437
	Severance Payment	$510,000	—	—	$892,500
	Target Annual Bonus (4)	—	—	—	$382,500
	Performance-Based Annual Bonus (4)	$438,347	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$2,518,968	$1,022,102	$1,744,742	$4,380,980
Martin Gafinowitz	Value of unvested stock options that would be accelerated (2), (3)	$1,680,408	$374,927	$2,709,485	$2,709,485
	Value of unvested RSAs that would be accelerated (2), (3)	$2,487,199	$597,063	$2,048,881	$4,204,646
	Benefits continuation	$23,437	—	—	$23,437
	Severance Payment	$588,000	—	—	$1,029,000
	Target Annual Bonus	—	—	—	$441,000
	Performance-Based Annual Bonus (4)	$606,781	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$5,385,825	$971,990	$4,758,365	$8,407,568
Barbara Hulit	Value of unvested stock options that would be accelerated (2), (3)	$2,158,724	—	$3,247,412	$3,247,412
	Value of unvested RSAs that would be accelerated (2), (3)	$2,429,332	—	$2,032,309	$4,027,345
	Benefits continuation	$13,383	—	—	$13,383
	Severance Payment	$588,000	—	—	$940,800
	Target Annual Bonus (4)	—	—	—	$352,800
	Performance-Based Annual Bonus (4)	$497,448	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$411,988	—
	Total:	$5,686,866	—	$5,691,709	$8,581,740
Peter C. Underwood	Value of unvested stock options that would be accelerated (2), (3)	$142,149	—	$393,626	$393,626
	Value of unvested RSAs that would be accelerated (2), (3)	$411,128	—	$311,161	$1,138,297
	Benefits continuation	$23,437	—	—	$23,437
	Severance Payment	$500,000	—	—	$850,000
	Target Annual Bonus (4)	—	—	—	$350,000
	Performance-Based Annual Bonus (4)	$325,966	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$31,167	—
	Total:	$1,402,680	—	$735,954	$2,755,360

(1)	Please see “Severance and Change in Control Plan for Officers” for a description of the severance benefits and cash payments our NEOs would be entitled to receive if we terminate the executive’s employment without cause, or upon termination following a change-in-control, as well as a description of the noncompetition and other post-closing covenants agreed to by our NEOs under the Proprietary Interest Agreements. The amounts set forth in the table assume that the executive would have executed our standard release in connection with any termination without cause or termination following a change-in-control.

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Executive Compensation Tables

(2)	The terms of our 2016 Stock Incentive Plan provide for (a) continued pro-rata vesting of certain of the participant’s RSUs, RSAs and PSAs, as applicable, and continued pro-rata vesting of certain of the participant’s stock options upon retirement under certain circumstances, and (b) accelerated vesting of a participant’s stock options and certain of a participant’s RSUs, RSAs and PSAs, as applicable, if the participant dies during employment.

(3)	Pursuant to the Severance and Change in Control Plan for Officers (“Severance Plan”), (i) in the event of a termination without cause not preceded by a change-in-control within 2 years, the prorated portion of an equity award based on elapsed time between the grant date and the termination date will continue to vest pursuant to the original time-vesting schedule (and are not accelerated) and are subject to the satisfaction of any performance measures that had not been met prior to the date of the termination, with the remaining portion of such unvested awards forfeited, and (ii) in the event of termination without cause, or good reason resignation, within 2 years following a qualified change-in-control, vesting of all unvested equity awards will be immediately accelerated at target level, irrespective of any actual performance.

(4)	Pursuant to the Severance Plan, in the event of a termination without cause not preceded by a change-in-control within 2 years, the prorated portion of an annual performance-based cash award based on elapsed time between the beginning of the calendar year and the termination date will be payable subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. In addition, pursuant to the Severance Plan, in the event of a termination following change-in-control, the prorated portion of an annual performance-based cash award is based on elapsed time between the beginning of the calendar year and the termination date and is based on the target amount of the award. For the purposes of the table above, the performance-based bonus payable upon termination without cause was based on full year service in 2016 and reflects the non-equity incentive plan compensation for 2016 set forth in “—2016 Summary Compensation Table” above.

(5)	Under the terms of the EDIP, upon a participant’s death the unvested portion of the employer contributions that have been credited to the participant’s EDIP account would immediately vest.

Employment Agreements

Named Executive Officer Proprietary Interest Agreements

We maintain an agreement with each of our NEOs under which the executive is subject to certain covenants designed to protect our proprietary interests (the “Proprietary Interest Agreement”). During and after the executive’s employment, the executive is prohibited from disclosing or improperly using any of our confidential information, subject to certain customary exceptions, and from making any disparaging comments about our company. During the executive’s employment with us and for one year (two years with respect to subsection (c) below) after such employment ends, the agreement prohibits the executive from directly or indirectly (a) competing with us; (b) selling to or soliciting purchases from our customers and prospective customers with respect to products and services about which the executive has particular knowledge or expertise, (c) hiring or soliciting any of our current or recent employees, or otherwise assisting or encouraging any of our employees to leave; (d) interfering with our vendor relationships; or (e) developing competing products or services. The executive also agrees that with limited exceptions all intellectual property that the executive develops in connection with the executive’s employment belongs to our company, and assigns it all rights the executive may have in any such intellectual property.

Letter Agreement with Charles E. McLaughlin

TGA Employment Services LLC (“TGA”), a subsidiary of Danaher that became part of our company in connection with the Separation, entered into a letter agreement with Mr. McLaughlin on November 16, 2015 in connection with his hiring as our Senior Vice President and Chief Financial Officer, which became effective on October 1, 2015. Pursuant to the letter agreement, Mr. McLaughlin’s employment is on an at-will basis and he is entitled to:

•	a pre-separation base salary of $415,000 and a post-separation base salary of $510,000 (subject to periodic review);

•	a pre-separation annual incentive target bonus of 50% of annual base salary and a post-separation annual incentive target bonus of 75% of annual base salary under our 2016 Executive Annual Incentive Program;

•	a recommendation to Danaher’s Compensation Committee to grant a 2016 sign-on equity award, split evenly between stock options and RSUs, with a grant date fair value of $500,000, which would vest ratably over the first five anniversaries of the date of grant (which grant was made in 2016);

•	a recommendation to Danaher’s Compensation Committee to grant an annual equity award beginning in 2016, split evenly between stock options and RSUs, with a grant date fair value of $1,500,000, which would vest ratably over the first five anniversaries of the date of grant;

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•	participation in the EDIP and in the employee benefit plans that are maintained for exempt employees generally; and

•	relocation benefits under the relocation policy.

Letter Agreement with Martin Gafinowitz

TGA entered into a letter agreement with Mr. Gafinowitz on November 11, 2015 in connection with his hiring as our Senior Vice President, which became effective on January 1, 2016. Pursuant to the letter agreement, Mr. Gafinowitz’s employment is on an at-will basis and he is entitled to:

•	a base salary of $588,000 (subject to periodic review);

•	a pre-separation annual incentive target bonus of 70% of annual base salary and a post-separation annual incentive target bonus of 75% of annual base salary under our 2016 Executive Annual Incentive Program;

•	a recommendation to Danaher’s Compensation Committee to grant a 2016 sign-on equity award, split evenly between stock options and RSUs, with a grant date fair value of $700,000, which would vest ratably over the first five anniversaries of the date of grant (which grant was made in 2016);

•	a recommendation to Danaher’s Compensation Committee to grant an annual equity award beginning in 2016, split evenly between stock options and RSUs, with a grant date fair value of $1,300,000, which would vest 33% on each of the third, fourth and fifth anniversaries of the grant date; and

•	participation in the EDIP and in the employee benefit plans that are maintained for exempt employees generally.

Letter Agreement with Barbara Hulit

TGA entered into a letter agreement with Ms. Hulit on February 1, 2016 in connection with her hiring as our Senior Vice President, effective as of January 1, 2016. Pursuant to the letter agreement, Ms. Hulit’s employment is on an at-will basis and she is entitled to:

•	a base salary of $588,000 (subject to periodic review);

•	an annual incentive target bonus of 60% of annual base salary;

•	a recommendation to Danaher’s Compensation Committee to grant a 2016 sign-on equity award, split evenly between stock options and RSUs, with a grant date fair value of $650,000, which would vest ratably over the first five anniversaries of the date of grant (which grant was made in 2016);

•	a recommendation to Danaher’s Compensation Committee to grant an annual equity award beginning in 2016, split evenly between stock options and RSUs, with a grant date fair value of $1,100,000, which would vest 33% on each of the third, fourth and fifth anniversaries of the grant date; and

•	participation in the EDIP and in the employee benefit plans that are maintained for exempt employees generally.

Letter Agreement with Peter Underwood

TGA entered into a letter agreement with Mr. Underwood on April 2, 2016 in connection with his hiring as our Senior Vice President and General Counsel, which became effective on May 10, 2016. Pursuant to the letter agreement, Mr. Underwood’s employment is on an at-will basis and he is entitled to:

•	a base salary of $500,000 (subject to periodic review);

•	an annual incentive target bonus of 70% of annual base salary;

•	a recommendation to Danaher’s Compensation Committee to grant a 2016 sign-on equity award, split evenly between stock options and RSUs, with a grant date fair value of $1,100,000, which would vest ratably over the first three anniversaries of the date of grant (which grant was made in 2016);

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•	a recommendation to Danaher’s Compensation Committee to grant an annual equity award beginning in 2016, split evenly between stock options and RSUs, with a grant date fair value of $900,000, which would vest ratably over the first five anniversaries of the date of grant;

•	a sign-on bonus of $250,000;

•	relocation benefits under the relocation policy; and

•	participation in the EDIP and in the employee benefit plans that are maintained for exempt employees generally.

Officers’ and Directors’ Indemnification and Insurance

Our Certificate of Incorporation requires us to indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any action or proceeding by reason of his or her service as a director or officer of our company, or by reason of serving at our request as a director or officer of any other entity, subject to certain exceptions. Our Bylaws provide for similar indemnification rights. In addition, each of our directors and executive officers has entered into an indemnification agreement with us that provides for substantially similar indemnification rights and under which we have agreed to pay expenses in advance of the final disposition of any such indemnifiable proceeding. We also have obtained directors and officers liability insurance covering all of our directors and officers.

Employee Benefit Plans

Following is a description of the material terms of the equity compensation, cash incentive compensation, non-qualified deferred compensation and severance pay plans in which our NEOs are eligible to participate following the Separation. Copies of these plans have been filed as exhibits to our filings with the SEC.

Each of these plans allows the plan administrator to exercise certain discretion in the administration of the plan, and as a result the plan administrator may administer the plan in a different manner from period to period, or in a different manner with respect to different plan participants, in each case to the extent permitted under the applicable plan.

2016 Stock Incentive Plan

General. Our Compensation Committee (the “Administrator”) administers our 2016 Stock Incentive Plan (the “Stock Plan”). The following awards may be granted under the Stock Plan: stock options, SARs, restricted stock, RSUs, other stock-based awards (including PSUs) and conversion awards, as such terms are defined in the Stock Plan (collectively, all such awards are referred to as “awards”).

Shares Available; Award Limits. A total of 23 million shares of our common stock have been reserved for issuance under the Stock Plan. In the case of any award intended to comply with Section 162(m), in any calendar year, no individual who is likely to be subject to Section 162(m) may be granted options or SARs under the Stock Plan with respect to more than 1.5 million shares of our common stock, or other awards intended to qualify as performance-based under Section 162(m) with respect to more than 1.5 million shares of our common stock. The fair market value of awards granted under the Stock Plan during any one calendar year to any director, other than in lieu of cash compensation payable to the director for service on the Board, may not exceed five hundred thousand dollars ($500,000) in the aggregate. The foregoing limitations are subject to adjustments relating to capital adjustments as set forth in the Stock Plan.

Performance Rules. Awards under the Stock Plan may be subject to time-based and/or performance-based vesting conditions. Awards subject to performance-based vesting conditions may be designed to comply with Section 162(m). Under the Stock Plan, an award that is designed to comply with Section 162(m) must be based exclusively on one of, or a combination of, the following performance-based criteria, which may be based on our company and its subsidiaries on a group-wide basis or on the basis of subsidiary, platform, division, operating unit and/or other business unit results (subject

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to our Compensation Committee’s exercise of negative discretion): earnings per share (on a fully diluted or other basis); stock price targets or stock price maintenance; total shareholder return; return on capital, return on invested capital or return on equity; pretax or after tax net income; working capital; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization (EBITDA); operating income; free cash flow; cash flow; revenue or core revenue (core revenue may also be referred to as “revenue from existing businesses” or “organic revenue”); gross profit margin, operating profit margin, gross or operating margin improvement or core operating margin improvement; and/or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, market share or geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures. The Administrator may express each performance objective in absolute and/or relative terms or ratios, based on or using comparisons with internal targets, past performance of our company (including the past performance of one or more subsidiaries, platforms, divisions, operating units and/or other business units) and/or the past or current performance of unrelated companies. Without limiting the above, in the case of earnings-based measures, performance objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholder’s equity, shares outstanding, assets and/or net assets.

For awards subject to Section 162(m), the measures used in setting performance goals are, to the extent applicable, determined in accordance with GAAP and in a manner consistent with the methods used in our audited financial statements, but without regard to (1) unusual or infrequently occurring items in accordance with GAAP, (2) the impact of any change in accounting principles that occurs during the performance period (or that occurred during any period that the performance period is being compared to) and the cumulative effect thereof (the Administrator may (as specified by the Administrator within the Applicable Period) either apply the changed accounting principle to all periods referenced in the award, or exclude the changed accounting principle from all periods referenced in the award), (3) goodwill and other intangible impairment charges, (4) gains or charges associated with discontinued operations or with the obtaining or losing control of a business, (5) gains or charges related to the sale or impairment of assets, (6)(i) all transaction costs directly related to acquisitions, (ii) all restructuring charges directly related to acquisitions and incurred within two years of the acquisition date, (iii) all charges and gains arising from the resolution of acquisition-related contingent liabilities identified as of the acquisition date, and (iv) all other charges directly related to acquisitions and incurred within two years of the acquisition date, (7) the impact of any discrete income tax charges or benefits identified in the performance period (or during any period the performance period is being compared to), and (8) other objective income, expense, asset, liability and/or cash flow adjustments that may be consistent with the purposes of the performance goals set for the given performance period and are specified by our Compensation Committee no later than the earlier of the 90th day of the performance period or the date on which 25% of the performance period has been completed (the “Applicable Period”), which may include adjustments that would cause one or more of the performance objectives to be considered “non-GAAP financial measures” under rules promulgated by the SEC; provided, that with respect to the gains and charges referred to in sections (3), (4), (5), (6)(iii), (6)(iv) and (7), only gains or charges that individually or as part of a series of related items exceed $10 million in aggregate during the performance period and any period that the performance period is being compared to are excluded; and provided further, that the Administrator in its sole discretion and within the Applicable Period may determine that any or all of the carve-outs from GAAP described in subsections (1) through (7) above shall not be excluded from the measures used to determine the performance objectives for a particular period or shall be modified. In addition, any award that is intended to comply with Section 162(m) will not vest under its terms unless we have first achieved four consecutive fiscal quarters of positive net income during the period between the grant date and the tenth anniversary of the grant date and the Administrator has certified that such performance has been met. The Administrator will certify whether performance objectives are attained, and its determination will be final and conclusive. The Administrator may also use discretion to lower (but not increase) the benefits received under an award that are otherwise earned upon satisfaction of the applicable performance objectives.

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Retirement and Other Terminations of Employment. Except in certain countries where different terms apply and subject to certain terms and conditions set forth in the Stock Plan or the applicable award agreement, in general and subject in all cases to the term of the award:

•	upon retiring after reaching age 65, (1) a participant’s unvested options continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date and (2) any RSUs or restricted shares that are unvested as of the retirement date will be forfeited without consideration; and

•	upon retiring after reaching age 55 and completing ten years of service, (1) the participant’s unvested options continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date, (2) RSUs or restricted shares that are unvested as of the retirement date and that would have vested upon continued service through the fifth anniversary of the retirement date will vest as of the retirement date and (3) with respect to performance-based RSUs or restricted shares scheduled to vest through the fifth anniversary of the retirement date will vest and, where the performance period for such awards has not expired as of the retirement date, the awards will be settled at the end of the performance period based on our performance over the performance period.

Upon terminations of employment other than retirement, unless the Administrator determines otherwise any options or SARs that are vested as of a participant’s termination of employment (including any options or SARs the vesting of which accelerates as a result of the participant’s death) will remain exercisable until the earlier of the expiration of the award’s term or (1) 12 months after termination, if the termination results from the participant’s death or disability, (2) the time of termination, if the participant’s employment is terminated for gross misconduct, or (3) 90 days following the termination date, in all other non-retirement situations. The Administrator has the discretion to determine whether and when a termination of employment has occurred. If an award survives for any period of time following termination of employment, it will nonetheless terminate as of the date that the participant violates any post-employment covenant between us and the participant. In addition, upon termination of a participant’s employment or service due to death (1) all unvested stock options granted under the Stock Plan will be forfeited, (2) the vesting of a pro rata portion of his or her outstanding RSUs is accelerated as of the date of death, and (3) with respect to PSUs as to which the death occurs prior to conclusion of the performance period, the participant’s estate receives a pro rata portion of the target number of shares underlying the PSUs.

Corporate Changes. As defined in the Stock Plan, a substantial corporate change includes the consummation of (i) our dissolution or liquidation; (ii) a merger, consolidation, or reorganization in which we are not the surviving entity (unless our voting securities outstanding prior to such event continue to represent more than 50% of the voting securities of the surviving entity); (iii) the sale of all or substantially all of our assets to another person or entity; or (iv) any transaction approved by the Board (including a merger or reorganization in which we survive) that results in any person or entity (other than any of our affiliates as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of our stock. Upon a substantial corporate change, the Stock Plan and any forfeitable portions of the awards will terminate unless provision is made for the assumption or substitution of the outstanding awards. Unless the Board determines otherwise, if any award would otherwise terminate upon a substantial corporate change, the Administrator will either (i) provide holders of options and SARs with a right, at such time before the consummation of the transaction as the Board designates, to exercise any unexercised portion of an option or SAR, whether or not previously exercisable, or (ii) cancel each award after payment of an amount in cash, cash equivalents or successor equity interests substantially equal to the fair market value of the underlying shares of our common stock under the transaction minus, for any options or SARs, the exercise price for the shares covered by the option or SAR.

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Amendment or Termination. The Board may amend, suspend or terminate the Stock Plan. However, no amendment may be effected without approval of our shareholders to the extent such approval is required under applicable law or any applicable stock exchange rule. Except as required by law or upon a dissolution, liquidation, merger or similar corporate change, the Administrator may not amend or cancel the Stock Plan or any award made under the Stock Plan without the written consent of the participant if such action would materially adversely affect any outstanding award, provided however, that the Board reserves the right to unilaterally alter or modify the Stock Plan and any awards made thereunder to ensure all awards provided to participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Code Section 409A. In addition, all awards granted under the Stock Plan are subject to our recoupment policy as it exists from time to time, if and to the extent the policy applies according to its terms as well as any recoupment terms required by applicable law. Unless the Board extends the Stock Plan’s term, the Administrator may not grant Awards under the Stock Plan after the tenth anniversary of the date on which the Stock Plan becomes effective.

2016 Executive Incentive Compensation Plan

Our 2016 Executive Incentive Compensation Plan (the “Cash Incentive Plan”) governs non-equity incentive compensation awards granted to our executive officers. Each year, our Compensation Committee is expected to establish the performance goals and related terms and conditions of awards under the Cash Incentive Plan no later than the earlier of the 90th day of the performance period, or the date on which 25% of the performance period has been completed (the “applicable period”). For any single performance period, the award amount payable to a participant for the performance period equals the lesser of (1) ten million dollars ($10,000,000) (prorated for any performance period of less than twelve months) or (2) the amount earned pursuant to the performance goals and other award terms and conditions set by our Compensation Committee for the participant for the performance period, subject to any further negative discretion adjustments (up to and including elimination of the award) as our Compensation Committee may determine. The performance goals are based on any one of, or a combination of, the performance-based criteria described in the Cash Incentive Plan, which are the same as the Stock Plan performance criteria described in “—Stock Incentive Plan.” The measures used in setting performance goals are, to the extent applicable, determined in accordance with GAAP and in a manner consistent with the methods used in our audited financial statements, but without regard to any of the GAAP carve-outs described in the Cash Incentive Plan (which are the same as the Stock Incentive Plan GAAP carve-outs described in “—Stock Incentive Plan”); provided that our Compensation Committee in its sole discretion and within the applicable period may determine that any or all of such GAAP carve-outs shall not be excluded from the measures used to determine the performance objectives for a particular period or shall be modified, and/or within the applicable period may determine to exclude other items from such measures for such performance period. Within the applicable period, our Compensation Committee may also adopt such forfeiture, proration or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on awards of a participant’s death, disability or other events or situations deemed by our Compensation Committee to constitute an appropriate exception to attainment of any performance goal for purposes of the applicable regulations. After the end of the performance period, our Compensation Committee will certify whether the positive net income requirement has been satisfied and the extent to which the performance goals for the performance period have been attained. Any awards payable under the plan are paid in cash no later than March 15th of the calendar year following the end of the performance period.

Fortive Executive Deferred Incentive Plan

Each of our NEOs participates in the Fortive Executive Deferred Incentive Plan, or EDIP, a non-qualified, unfunded deferred compensation program for selected management associates of our company and our subsidiaries. The following is a summary of the material terms of the EDIP.

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Voluntary Contributions and Company Contributions. Each EDIP participant may elect to defer into the program up to 85% of his or her salary and/or up to 85% of his or her non-equity incentive compensation with respect to a given plan year. All amounts deferred under the EDIP are unfunded and unsecured obligations of our company, receive no preferential standing and are subject to the same risks as any of our other general obligations. Notional earnings on amounts deferred under the program are credited to participant accounts based on the market rate of return of the applicable benchmark investment alternatives offered under the program, which are the same as the investment alternatives offered under our 401(k) Plan (except for a real estate mutual fund that is offered under the EDIP and not under the 401(k) Plan, and except for any investment options that may only be offered under the tax qualified 401(k) Plan). Each participant allocates the amounts he or she voluntarily defers among the available investment alternatives. Participants may change their allocations at any time, provided that any portion of a participant’s account that is subject to the Fortive common stock investment alternative must remain allocated to that investment alternative until the account is distributed to the participant. In addition, as of January 1 of each plan year (or in the case of a new participant, on a pro rata basis as of such later date during the year when the person begins participating in the EDIP), we credit to the account of each participant an amount equal to the product of:

•	the sum of the participant’s base salary and target bonus as of the end of the prior year; and

•	a percentage determined by the Administrator that is based on the participant’s years of participation in the EDIP, namely 6% for employees who have participated in the EDIP for less than 10 years, 8% after 10 years of EDIP participation and 10% after 15 years of EDIP participation. For participants who participated in the similar plan maintained by Danaher prior to the Separation, such pre-separation participation is treated as participation in the EDIP for this purpose.

The Fortive common stock investment alternative applies to all amounts that we credit to a participant’s account.

Vesting. Participants are at all times fully vested in amounts they voluntarily defer into their accounts. A participant vests in the amounts that we credit to his or her account as follows:

•	If the participant has both reached age 55 and completed at least five years of service with us or our subsidiaries, the participant immediately vests 100% in each contribution.

•	If the participant does not satisfy the conditions described under the preceding bullet, the participant’s vesting percentage is 10% for each year of participation in the EDIP (after the participant has first completed five years of participation in the EDIP).

•	If a participant dies while employed by us, his or her vesting percentage equals 100%.

For purposes of determining vesting, the service of participants who were employed by Danaher prior to the Separation includes service with Danaher.

Distributions. In general, a participant may not receive a distribution of his or her vested EDIP account balance until after his or her employment with us terminates. If the Administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the Administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero. A participant that is not 100% vested in the employer contributions that have been made to his or her account receives his or her vested EDIP account balance in a lump sum six months following termination from the EDIP. A participant that is 100% vested in the employer contributions that have been made to his or her account may generally elect to receive distributions from his or her EDIP account in either a lump sum or annual installments over two, five or ten years (with payments beginning as early as immediately after termination for amounts vested as of December 31, 2004, or 6 months, 1 year or 2 years following termination, at the participant’s election, for other vested amounts). Whether a participant elects to receive distributions in a lump sum or in annual installments, he or she may elect to receive his or her distribution in cash, shares of our common stock or a combination of cash and shares of our common stock; provided that all balances subject to the Fortive common stock investment alternative must be distributed in shares of our common stock.

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Severance and Change in Control Plan for Officers

Each of our executives, including our NEOs, is entitled to certain benefits under our Severance and Change in Control Plan for Officers (the “Severance Plan”) adopted on March 27, 2017. If an executive officer is terminated without “cause” or resigns for “good reason”, in either case, within 24 months following a qualified change in control, then the executive officer is entitled to the following severance payment subject to execution of our standard form of release:

COMPENSATION	CEO	OTHER NEOs
Cash Severance Payment	2 times Base Salary and Target Annual Incentive Award	1 times Base Salary and Target Annual Incentive Award
Prorated Cash Annual Incentive Award	Target Annual Incentive Award prorated for the period from the beginning of the year to the date of termination.	Same
Equity Awards	Immediate acceleration of all unvested outstanding equity awards.	Same
Health Benefits	24 months	12 months
280G Excise Tax	No tax gross up	No tax gross up

Under the Severance Plan, “change-in-control” is defined as:

•	a merger, consolidation or reorganization in which Fortive is not the surviving entity and in which the voting securities of Fortive prior to such transaction would represent 50% or less of the voting securities of the surviving entity;

•	sale of all or substantially all assets of Fortive, or

•	any transaction approved by the Board that results in any person or entity that is not an affiliate of Fortive owning 100% of Fortive’s outstanding voting securities.

If an executive officer is terminated without cause in any other circumstances, then the executive officer is entitled to the following severance payment subject to execution of our standard form of release:

COMPENSATION	CEO	OTHER NEOs
Cash Severance Payment	2 times Base Salary	1 times Base Salary
Prorated Cash Annual Incentive Award	Payment based on actual performance against performance targets and prorated for the period from the beginning of the year to the date of termination.	Same
Prorated Equity Awards	• Based on actual performance against performance targets; • Subject to original time-vesting, and • Prorated for the period from the date of grant to the date of termination.	Same
Health Benefits	24 months	12 months

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Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2016.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
PLAN CATEGORY	(A)		(B) (1)	(C)
Equity compensation plans approved by security holders (2)	13,314,526	(3)	$33.23	11,071,751	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	13,314,526		$33.23	11,071,751

(1)	The RSUs, RSAs, PSUs, and PSAs that have been issued under our 2016 Stock Incentive Plan (the “Stock Plan”) do not require a payment by the recipient to us at the time of vesting. In addition, under our EDIP, if a participant receives their EDIP distribution in shares of Common Stock, the participant’s EDIP balance is converted into shares of Common Stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.

(2)	Consists of the Stock Plan and the EDIP.

(3)	Consists of (i) 12,285,779 shares subject to conversion equity awards issued pursuant to the terms of the Employee Matters Agreement and under our Stock Plan for Danaher equity awards issued by Danaher to our employees and outstanding at the time of the Separation, (ii) 607,060 shares subject to new equity awards issued under our Stock Plan following the Separation, (iii) 418,770 notional phantom shares attributable to balances that had been outstanding under Danaher’s Executive Deferred Incentive Plan for our employees at the time of the Separation and converted into balances outstanding under our EDIP, and (iv) 2,917 notional phantom shares attributable to new balances accrued under our EDIP following the Separation. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive his or her distribution in cash, shares of Common Stock or a combination of cash and shares of Common Stock (except that any portion of a participant’s account that is subject to the Common Stock earnings rate must be distributed in shares of Common Stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2016 would be distributed in Common Stock.

(4)	Consists of (i) 9,493,438 shares available for future issuance under the Stock Plan and (ii) based on notional phantom shares representing outstanding balances in EDIP accounts as of December 31, 2016, 1,578,313 shares available for future issuance under the EDIP. See “—2016 Stock Incentive Plan” for a description of the types of awards issuable under the Stock Plan and “—Fortive Executive Deferred Incentive Plan” for a description of our EDIP.

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Proposal 3. Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act, we are asking our shareholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As discussed in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company’s overall size, diversity and global footprint; drive sustainable performance that delivers long-term value to shareholders; align the interest of the executives with those of the shareholders; align compensation with the Company’s business strategy; and motivate our executives to demonstrate exceptional personal performance and perform consistently over the long-term at or above the levels that we expect.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

The Board of Directors recommends that shareholders vote “FOR” the resolution set forth in Proposal 3.

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Proposal 4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act, we are asking our shareholders to vote at the Annual Meeting to indicate, on an advisory basis, how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two, or three years. Shareholders may instead abstain from casting a vote on this Proposal

After careful consideration of this Proposal, our Board has determined that an advisory vote on executive officer compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive officer compensation. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct, timely input on our executive compensation program as disclosed in the proxy statement every year. An annual vote is therefore consistent with the Company’s efforts to engage our shareholders on executive compensation and corporate governance matters.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote, on an advisory basis, in response to the following non-binding resolution:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be considered to be the preferred frequency of the shareholders with which the Company is to hold future shareholder advisory votes on executive compensation.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive officer compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board of Directors recommends that shareholders vote for future advisory votes relating to the company’s executive officer compensation to be held every “ONE YEAR”.

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Proposal 5. Approval of an Amendment to Fortive’s Amended and Restated Certificate of Incorporation to Declassify the Board to Provide for the Annual Election of Directors

Article V of our Amended and Restated Certificate of Incorporation provides that the Board shall be divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. The Board is currently comprised of: two members serving in Class I, whose terms expire at this Annual Meeting; two members serving in Class II, whose terms will expire at the 2018 Annual Meeting of Shareholders; and three members serving in Class III, whose terms will expire at the 2019 Annual Meeting of Shareholders.

The classified structure of the Board was adopted by Danaher as the sole shareholder of Fortive prior to the Separation when Fortive was a wholly-owned subsidiary of Danaher. None of the current members of the Board commenced service as a director of Fortive at the time our current Amended and Restated Certificate of Incorporation was approved and adopted.

The Board has reviewed, and expects to continue to regularly review, the corporate governance policies and practices that Danaher implemented within our Amended and Restated Certificate of Incorporation prior to the Separation to determine whether such policies and practices will protect the long-term shareholder value. After considering the advantages and disadvantages of declassification, the board has approved, subject to approval of this Proposal 5 by the shareholders, to further amend and restate our Amended and Restated Certificate of Incorporation (“New COI”) and our Amended and Restated Bylaws (“New Bylaws”) to declassify the board beginning with the 2019 Annual Meeting of Shareholders, with directors elected to a one-year term following the expiration of the directors’ existing terms and with annual election of all directors beginning at the 2021 Annual Meeting of Shareholders.

The New COI would become effective upon the filing of the New COI with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our shareholders approve the New COI. The New COI would not change the present number of directors or the board’s authority to change that number and to fill any vacancies or newly created directorships. Our current Amended and Restated Certificate of Incorporation provides that our directors may only be removed by the shareholders for cause. However, for a board that is not classified, Delaware law provides that shareholders may remove directors with or without cause. As a result, if the shareholders approve the New COI to declassify the Board, the New COI would also provide that once our board is fully declassified as of the 2021 Annual Meeting of Shareholders, directors may be removed with or without cause.

The New COI is attached to this proxy statement as Appendix A. The affirmative vote of the holders of 80 percent of the outstanding shares of our Common Stock entitled to vote generally in the election of directors on the record date is required to approve this proposal pursuant to our current Amended and Restated Certificate of Incorporation. If our shareholders approve the New COI, the New Bylaws, which has been approved by the Board, will be effective to incorporate the conforming changes to our current Amended and Restated Bylaws.

The Board of Directors recommends that shareholders vote “FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify the Board and provide for the annual election of directors.

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Other Matters

Fortive’s management is not aware of any other business that may come before the meeting. Under our Amended and Restated Bylaws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2017 Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied.

Website Disclosure

We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, http://www.fortive.com, of any of the following:

•	the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting;

•	the method for interested parties to communicate directly with the Board or with individual directors, the independent Chairman of the Board, or if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group;

•	the identity of any member of the Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee;

•	contributions by Fortive to a tax exempt organization in which any non-management director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues; and

•	any amendment to the Standards of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Standards of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer within four business days following the date of such amendment or waiver.

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Shareholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act, a shareholder who wishes to have a proposal included in Fortive’s proxy statement for the 2018 Annual Meeting of Shareholders must submit the proposal in writing to Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, for receipt no later than December 20, 2017 in order to be considered for inclusion.

In order to be properly brought before the 2018 Annual Meeting of Shareholders, a shareholder’s notice of nomination of one or more director candidates to be included in Fortive’s proxy statement and ballot (a “proxy access nomination”) must be received by Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, between November 20, 2017 and December 20, 2017 (or, if the 2018 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2018 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2018 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws.

Shareholders intending to present a proposal at the 2018 Annual Meeting of Shareholders without having it included in the Company’s proxy statement or to make a nomination other than a proxy access nomination must comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2018 Annual Meeting of Shareholders, the proxies provided to Fortive’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2018 Annual Meeting of Shareholders is held during the period from May 7, 2018 to July 6, 2018 (as it is expected to be), in order to comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws, appropriate notice would need to be provided to Fortive’s Secretary at the address noted above no earlier than February 6, 2018 and no later than March 8, 2018.

BY ORDER OF THE BOARD OF DIRECTORS

Peter C. Underwood

Secretary

Dated: April 19, 2017

COPIES OF FORTIVE’S ANNUAL REPORT, THIS PROXY STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO FORTIVE OR AT WWW.PROXYVOTE.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 6920 SEAWAY BLVD, EVERETT, WA 98203.

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Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FORTIVE CORPORATION

(a Delaware corporation)

Fortive Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is Fortive Corporation. The Corporation was originally incorporated under the name TGA Holding Corp. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 10, 2015, and it was amended by a Certificate of Amendment to the Certificate of Incorporation, filed with the office of the Secretary of State of the State of Delaware on December 2, 2015, changing the Corporation’s name from TGA Holding Corp. to Fortive Corporation.

2. This Amended and Restated Certificate of Incorporation, which restates and amends the Certificate of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the board of directors of the Corporation (the “Board”) and sole stockholder of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

3. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective at 11:59 p.m. (Eastern Time) on July 1, 2016 (the “Effective Time”).

4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

Section 1.01 Name. The name of the Corporation is Fortive Corporation.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

Section 2.01 Registered Address. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

Section 3.01 Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

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Appendix A

ARTICLE IV

CAPITAL STOCK

Section 4.01 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 2,015,000,000, consisting of: (i) 2,000,000,000 shares of common stock, par value $.01 per share (the “Common Stock”); and (ii) 15,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

Section 4.02 Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a) Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

(b) Voting. Each share of Common Stock shall entitle the holder thereof to one vote in person or by proxy for each share on all matters on which such stockholders are entitled to vote. Except as expressly set forth in the applicable Certificate of Designations with respect to any such series of Preferred Stock, the holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon.

(c) Dividends. The holders of shares of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board in its sole discretion from time to time out of assets or funds of the Corporation legally available therefor, subject to any preferential rights of any then outstanding Preferred Stock and any other provisions of this Amended and Restated Certificate of Incorporation, as may be amended from time to time.

(d) Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them and subject to any preferential rights of any then outstanding Preferred Stock.

(e) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(f) Recapitalization. Upon this Amended and Restated Certificate of Incorporation becoming effective at the Effective Time, the 100 shares of the Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and shall thereafter represent 345,237,561 shares of Common Stock.

Section 4.03 Preferred Stock. The Board is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any of the shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, full or limited, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

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Appendix A

The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter increase or decrease, but not below the number of shares thereof then outstanding;

(c) the entitlement to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of capital stock;

(d) the redemption rights and price or prices, if any, for shares of the series;

(e) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(f) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h) restrictions on the issuance of shares of the same series or any other class or series;

(i) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(j) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01 Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so require.

Section 5.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.

Section 5.03 Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Subject to the rights of holders of Preferred Stock, if any, the Board shall consist of not less than three (3) or greater than fifteen (15), the exact number of which shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board, and subject to the rights of the holders of the Preferred Stock, if any, the exact number may be increased or decreased by such a resolution (but not to less than three (3) or greater than fifteen (15)).

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Appendix A

Section 5.04 ~~Classes of Directors~~Terms of Office. Other than those directors, if any, elected by the holders of any series of Preferred Stock, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated as: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.

Notwithstanding the foregoing, except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock, (a) at the 2018 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a three-year term expiring at the 2021 annual meeting of stockholders (until the 2021 annual meeting of stockholders, the “2021 Class Directors”); (b) at the 2019 annual meeting of stockholders, the directors whose terms expire at that meeting (until the 2019 annual meeting of the stockholders, the “2019 Class Directors”) shall be elected to hold office for a one-year term expiring at the 2020 annual meeting of stockholders; (c) at the 2020 annual meeting of stockholders, the directors whose terms expire at that meeting (until the 2020 annual meeting of the stockholders, the “2020 Class Directors” and, together with the 2019 Class Directors and 2021 Class Directors, the “Continuing Classified Directors”) shall be elected to hold office for a one-year term expiring at the 2021 annual meeting of stockholders; and (d) at the 2021 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2021 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of Delaware.

No decrease in the number of directors shall shorten the term of any incumbent director.

~~Section 5.05 Terms of Office. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. The term of the initial Class I directors shall terminate at the annual meeting of stockholders to be held in 2017; the term of the initial Class II directors shall terminate on the date of the annual meeting of stockholders to be held in 2018; and the term of the initial Class III directors shall terminate on the date of the annual meeting of stockholders to be held in 2019 or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning with the first annual meeting of stockholders to be held in 2017, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until his or her respective successor has been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.~~

Section 5.06 Vacancies; Removal. ~~Subject to the rights of the holders of any series of Preferred Stock, vacancies on the Board by any reason, including by death, resignation, retirement, disqualification, removal from office, or otherwise, and any newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, in their sole discretion, even though less than a quorum, or by a sole remaining director, in his or her sole discretion, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.~~ Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of any director or other cause, or any newly created directorship resulting from an increase in the authorized number of directors, shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director

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Appendix A

(a) appointed to fill a vacancy caused by the death, resignation, retirement, disqualification or removal of any Continuing Classified Director shall have a term expiring at the corresponding annual meeting of stockholders at which the term of such Continuing Classified Director would have expired, and (b) appointed to fill a newly created directorship resulting from an increase in the authorized number of directors, shall have a term expiring at the next subsequent annual meeting of stockholders, in each of case (a) or (b) subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to any directors elected by the holders of such series, any director, or the entire Board of Directors, may be removed with or without cause by the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to elect such director, except that any Continuing Classified Director and any director appointed to fill a vacancy caused by the death, resignation, retirement, disqualification or removal of any Continuing Classified Director may be removed only for cause.

Section 5.07 Authority. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any Bylaws of the Corporation adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

Section 5.08 Advance Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDERS

Section 6.01 Cumulative Voting. No holder of Common Stock of the Corporation shall be entitled to exercise any right of cumulative voting.

Section 6.02 Stockholder Action. Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action in lieu of a meeting is hereby specifically denied.

Section 6.03 Special Meetings. Unless otherwise required by law or the terms of any resolution or resolutions adopted by the Board providing for the issuance of a class or series of the Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by the Secretary upon a written request delivered to the Secretary by (i) the Board as set forth in the Corporation’s Bylaws, (ii) the Chairman of the Board or (iii) the Chief Executive Officer of the Corporation. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

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Appendix A

ARTICLE VII

LIMITATION ON LIABILITY;

INDEMNIFICATION

Section 7.01 Limitation on Liability. To the fullest extent permitted by the DGCL, as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit; provided that if the DGCL shall be amended or modified to provide for exculpation for any director in any circumstances where exculpation is prohibited pursuant to any of the preceding clauses (a) through (d), then such directors shall be entitled to exculpation to the maximum extent permitted by such amendment or modification. No amendment to, modification of or repeal of this Section 7.01 shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions of such director occurring prior to such amendment, modification or repeal.

Section 7.02 Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, manager, officer, employee, trustee or agent of, or in a fiduciary capacity with respect to, another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 7.02.

The right of indemnification provided in this Section 7.02 shall not be exclusive, and shall be in addition to any other right to which any person may otherwise be entitled by law, statue, under the Bylaws of the Corporation, or under any agreement, vote of stockholders or disinterested directors, or otherwise. Any amendment, repeal or modification of this Section 7.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

FORUM SELECTION

Section 8.01 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL; or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be

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Appendix A

another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.01 of Article VIII. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions.

ARTICLE IX

AMENDMENT

Section 9.01 Certificate of Incorporation. The Corporation shall have the right, from time to time, to amend, alter, change or repeal any provision of this Amended and Restated Certificate of Incorporation in any manner now or hereafter provided by this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Amended and Restated Certificate of Incorporation or any amendment thereof are conferred subject to such right. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary (and in addition to any vote required by law), the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote for the election of directors shall be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V, Article VI, Article VII and this Article IX.

Section 9.02 Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered, without the assent or vote of the stockholders, to adopt, amend and repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval by the majority of the entire Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote for the election of directors shall be required to amend, repeal or adopt any provision of the Bylaws of the Corporation.

[SIGNATURE PAGE FOLLOWS]

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Appendix A

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this day of                    , 2017.

FORTIVE CORPORATION

By:
Name: Title:

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Preliminary Copies

FORTIVE CORPORATION 6920 SEAWAY BLVD EVERETT, WA 98203

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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following nominees:

1.	To Elect the following nominees to serve as Class I Directors, each for the three-year term expiring at the 2020 annual meeting.		☐	☐	☐
Nominees
01	Kate Mitchell 02 Israel Ruiz
The Board of Directors recommends you vote FOR The following proposals 2 and 3:								For	Against	Abstain
2	To ratify the selection of Ernst and Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2017.							☐	☐	☐
3	To approve on an advisory basis Fortive’s named executive officer compensation.							☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 year	2 years	3 years	Abstain
4	To hold an advisory vote relating to the frequency of future Shareholder(s) advisory votes on Fortive’s named executive officer compensation.						☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
5	To approve an amendment to Fortive’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors to provide for the annual election of directors.							☐	☐	☐
NOTE: To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

FORTIVE CORPORATION

Annual Meeting of Shareholders

June 6, 2017 3:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter C. Underwood and Daniel B. Kim, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FORTIVE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of to be held at 03:00 PM, Local Time on June 6, 2017, at FORTIVE CORPORATION, HEADQUARTERS, 6920 SEAWAY BLVD, EVERETT, WA 98203, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side